                                                                    EXHIBIT 10.9



================================================================================





                              E-SYNC NETWORKS, LLC

                               OPERATING AGREEMENT


                                  by and among


                              E-SYNC NETWORKS, LLC


                                    CRC, INC.


                                       and


                              E-SYNC NETWORKS, INC.





================================================================================

                                TABLE OF CONTENTS


ARTICLE I           GENERAL PROVISIONS.......................................................1

      Section 1.1   Certain Definitions......................................................1

      Section 1.2   The Company; Formation...................................................7

      Section 1.3   Company Name; Place of Business; Registered Office and Agent.............8

      Section 1.4   Term.....................................................................9

      Section 1.5   Business of the Company; Powers..........................................9

      Section 1.6   Taxed as Partnership.....................................................9

      Section 1.7   Fiscal Year..............................................................9

      Section 1.8   Membership Interests Certificated; Nature of Members' Interests..........9

      Section 1.9   Business Transactions of Members with the Company........................9

      Section 1.10  Capacity of the Members.................................................10

ARTICLE II          MEMBERS.................................................................10

      Section 2.1   Members as of Effective Date............................................10

      Section 2.2   Admission of New Members................................................10

      Section 2.3   Manner of Acting........................................................10

      Section 2.4   Meetings of the Members.................................................10

      Section 2.5   Record Date.............................................................11

      Section 2.6   Relationship of the Members.............................................12

ARTICLE III         MANAGEMENT OF THE COMPANY...............................................12

      Section 3.1   Power and Authority of Members..........................................12

      Section 3.2   Power and Authority of the General Manager..............................13

ARTICLE IV          APPROVAL OF CERTAIN MATTERS.............................................14

      Section 4.1   Approval of Certain Matters.............................................14

      Section 4.2   Procedure in Event of Deadlock..........................................15


ARTICLE V           EXCULPATION AND INDEMNIFICATION.........................................15

      Section 5.1   Duties of the General Manager...........................................15

      Section 5.2   Exculpation.............................................................16

      Section 5.3   Reliance on Reports and Information by Members or General Manager.......16

      Section 5.4   Indemnification by the Company..........................................16

      Section 5.5   Proceedings Initiated by Indemnified Representatives....................18

      Section 5.6   Advancing Expenses......................................................18

      Section 5.7   Payment of Indemnification..............................................18

      Section 5.8   Contribution............................................................18

      Section 5.9   Mandatory Indemnification of Members and General Manager................18

      Section 5.10  Contract Rights; Amendment or Repeal....................................18

      Section 5.11  Scope of Article........................................................18

      Section 5.12  Reliance on Provisions..................................................19

      Section 5.13  Indemnification Insurance...............................................19

ARTICLE VI          CAPITAL ACCOUNTS........................................................19

      Section 6.1   Capital Contributions...................................................19

      Section 6.2   Liability for Contribution..............................................19

      Section 6.3   Capital Accounts........................................................20

      Section 6.4   No Interest on or Return of Capital.....................................20

      Section 6.5   Membership Interest.....................................................20

      Section 6.6   Allocations of Profits and Losses Generally.............................20

      Section 6.7   Allocations Under Regulations...........................................20

      Section 6.8   Other Allocations.......................................................21

ARTICLE VII         DISTRIBUTIONS...........................................................21

      Section 7.1   Distributions...........................................................21

      Section 7.2   Limitations on Distributions............................................24

      Section 7.3   Amounts of Tax Paid or Withheld.........................................25

      Section 7.4   Distribution in Kind....................................................25

ARTICLE VIII        TRANSFER OF MEMBERSHIP INTERESTS........................................25

      Section 8.1   Restriction on Transfers................................................25

      Section 8.2   Transfers of Membership Interests to Affiliates.........................25

      Section 8.3   Buy-Sell Procedure......................................................25

      Section 8.4   Right of First Refusal..................................................26

      Section 8.5   Rights of Inclusion (Tag Along Rights)..................................27

      Section 8.6   Drag-Along Obligation...................................................28

      Section 8.7   Redemption of ESNI's Membership Interests...............................29

      Section 8.8   Adjustments in Membership Interests.....................................31

      Section 8.9   Consent of ESNI Stockholders............................................32

      Section 8.10  Invalid Transfers Void..................................................32

      Section 8.11  Change in Ownership.....................................................32

      Section 8.12  Effect of Transfer; Exclusions..........................................33

ARTICLE IX          DISSOLUTION; TERMINATION; REORGANIZATION................................33

      Section 9.1   Dissolution.............................................................33

      Section 9.2   Events of Bankruptcy of Member..........................................34

      Section 9.3   Withdrawal of Members...................................................34

      Section 9.4   Winding Up..............................................................34

      Section 9.5   Liquidation and Distribution of Assets..................................35

      Section 9.6   Reorganization..........................................................35

ARTICLE X           ADDITIONAL UNDERTAKINGS.................................................36

      Section 10.1  Confidentiality.........................................................36

      Section 10.2  Return of Confidential Information......................................37

      Section 10.3  No License..............................................................37

      Section 10.4  No Hire.................................................................37

      Section 10.5  Non-Competition.........................................................37

      Section 10.6  Business Opportunities..................................................37

      Section 10.7  Allocation of Expenses..................................................39


ARTICLE XI          BOOKS; REPORTS TO MEMBERS; TAX ELECTIONS................................40

      Section 11.1  Books and Records.......................................................40

      Section 11.2  Reporting...............................................................41

      Section 11.3  Tax Matters Member......................................................41

      Section 11.4  Tax Audits/Special Assessments..........................................42

      Section 11.5  Tax Elections...........................................................42

      Section 11.6  Taxes and Charges; Governmental Rules...................................42

ARTICLE XII         MISCELLANEOUS...........................................................43

      Section 12.1  Binding Effect..........................................................43

      Section 12.2  Entire Agreement........................................................43

      Section 12.3  Amendments..............................................................43

      Section 12.4  Governing Law; Consent to Jurisdiction..................................43

      Section 12.5  Notices to Members......................................................43

      Section 12.6  Bank Accounts...........................................................44

      Section 12.7   Headings...............................................................44

      Section 12.8   Waivers................................................................44

      Section 12.9   No Third Party Beneficiaries...........................................44

      Section 12.10  Interpretation.........................................................44

      Section 12.11  Further Assurances.....................................................44

      Section 12.12  Arbitration............................................................45

      Section 12.13  Illegality and Severability............................................45

      Section 12.14  Injunctive Relief......................................................45

      Section 12.15  Authority/No Conflicts.................................................45

      Section 12.16  Publicity..............................................................46

      Section 12.17  Expenses...............................................................46

      Section 12.18  Counterparts...........................................................46

SCHEDULE A    Members; Membership Interests; Agreed Values of Company
              Assets; Capital Accounts
SCHEDULE B    ESNI Board Members

EXHIBIT A     CRC Contribution Agreement
EXHIBIT B     ESNI Contribution Agreement
EXHIBIT C     Management Services Agreement
EXHIBIT D     Membership Interest Certificate

                              E-SYNC NETWORKS, LLC

                               OPERATING AGREEMENT

        This OPERATING AGREEMENT is made and entered into as of February 13, 2002 (the "Effective Date") by and among E-SYNC NETWORKS, LLC, a Delaware limited liability company (the "Company"), CRC, INC., a New York corporation ("CRC"), and E-SYNC NETWORKS, INC., a Delaware corporation ("ESNI"). Certain other capitalized terms used in this Operating Agreement have the meanings given to them in Section 1.1.

                                   BACKGROUND

        A.     CRC is in the technology management services business.

        B. ESNI is a provider of e-business infrastructure products and services.

        C. Prior to the consummation of the transactions contemplated under the ESNI Contribution Agreement, the Company is a wholly-owned subsidiary of CRC.

        D. CRC and ESNI desire that the Company exploit commercially the CRC Contributed Assets, the ESNI Contributed Assets and the synergies between the respective businesses of CRC and ESNI.

        E.     This Operating Agreement is being entered into in connection with
(i) the ESNI Contribution Agreement, pursuant to which ESNI will contribute the ESNI Contributed Assets to the Company in exchange for 51% of the Membership Interests and (ii) the CRC Contribution Agreement pursuant to which CRC will contribute the CRC Contributed Assets to the Company in exchange for 49% of the Membership Interests.

        F. ESNI has agreed to change its corporate name from "E-Sync Networks, Inc." and to transfer all of its rights, title and interests to the "E-Sync Networks" name to the Company.

                                    ARTICLE I
                               GENERAL PROVISIONS

        Section 1.1. (a) CERTAIN DEFINITIONS. As used in this Operating Agreement, the following terms have the respective meanings assigned to them below:

        "Act" means the Delaware Limited Liability Company Act, Title 6, Sections 18-101 et seq., and any successor statute, as the same may be amended from time to time.

        "Additional Agreements" means each of the following agreements of even date herewith and the agreements and documents executed and delivered pursuant thereto:

        (a)    ESNI Contribution Agreement;
        (b)    CRC Contribution Agreement;
        (c)    Management Services Agreement;
        (d)    First Installment Note;

        (e) Extended Installment Note(s), if applicable (together with the First Installment Note, the "Promissory Notes");
        (f)    Security Agreement;
        (g)    Warrant;
        (h)    Registration Rights Agreement; and
        (i)    the agreements and instruments evidencing the Credit Facility;

Except as may be expressly set forth in this Operating Agreement to the contrary, any breach by a Member's Affiliate of an Additional Agreement or other agreement between the Company and such Affiliate shall be attributed to the applicable Member and shall be construed as a breach by such Member for all purposes hereunder. Without limiting the foregoing, it is expressly acknowledged that a breach by the General Manager of the Management Services Agreement shall constitute a breach by CRC and, subject to Section 12.12 and provided that the General Manager is an Affiliate of CRC, the other Members may enforce any claim they have against the General Manager arising under the Management Services Agreement against CRC.

        "Adjusted Capital Account" means, for any Member, its Capital Account balance maintained and adjusted as required by Treasury Regulations Section 1.704-1(b)(2)(iv).

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; and for purposes of the foregoing, "control" means (i) the ownership of more than 50% of the voting securities or other voting interests of another Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, by contract or otherwise.

        "Agreed Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (a) The initial Agreed Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset;

               (b) The Agreed Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values (taking IRC Section 7701(g) into account) as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company;
        (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); (iv) the dissolution of the Company in accordance with Article IX; and (v) at such other times as the Tax Matters Member shall reasonably determine necessary or advisable in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2; provided that the adjustments described in clauses (i) and (ii) of this paragraph shall be made only if the Tax Matters Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company.

               (c) The Agreed Value of any Company asset distributed to any Member shall be the gross Fair Market Value (taking IRC Section 7701(g) into account) of such asset on the date of distribution; and

               (d) The Agreed Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to IRC Section 732(d), IRC Section 734(b) or IRC Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Treasury Regulations
        Section 1.704-1(b)(2)(iv)(m); provided that Agreed Values shall not be adjusted pursuant to this clause (d) to the extent that an adjustment pursuant to clause (b) of this definition is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

The Agreed Values of the Company's assets immediately following the contribution of the ESNI Contributed Assets pursuant to the ESNI Contribution Agreement and the contribution of the CRC Contributed Assets pursuant to the CRC Contribution Agreement are specified on Schedule A to this Operating Agreement. If the Agreed Value of an asset has been determined or adjusted pursuant to this definition of Agreed Value, such Agreed Value shall thereafter be adjusted by the Depreciation with respect to such asset taken into account in computing Profits and Losses.

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

        "Capital Account" means, with respect to a Member, such Member's capital account established and maintained in accordance with the provisions of Section 6.3.

        "Capital Contribution" means the amount in cash and the value of property or services contributed or undertaken to be contributed by each Member to the capital of the Company, whenever made. A loan by a Member of the Company shall not be considered a Capital Contribution.

        "Company" means E-Sync Networks, LLC, a Delaware limited liability company.

        "Contract" means any agreement, lease, evidence of indebtedness, mortgage, indenture, security agreement or other contract or commitment, whether written or oral.

        "CRC Contributed Assets" has the same meaning as that used in the CRC Contribution Agreement.

        "CRC Contribution Agreement" means that certain Contribution Agreement dated the date hereof among CRC and the Company in the form of Exhibit A, pursuant to which CRC shall contribute to the Company the CRC Contributed Assets.

        "Credit Facility" has the same meaning as that used in the ESNI Contribution Agreement.

        "Depreciation" means, for any relevant period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other relevant period, except that if the Agreed Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such beginning Agreed Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis (except as otherwise required under Treasury Regulations Section 1.704-3(d)); provided that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Agreed Value using any reasonable method selected by the Tax Matters Member.

        "Entity" means any corporation, firm, unincorporated organization, association, partnership, limited liability company, business trust, joint stock company, joint venture or other organization, entity or business.

        "ESNI Contributed Assets" has the same meaning as that used in the ESNI Contribution Agreement.

        "ESNI Contribution Agreement" means that certain Contribution Agreement dated as of August 6, 2001 by and among the Company, ESNI and CRC, attached hereto as Exhibit B, pursuant to which ESNI shall contribute to the Company the ESNI Contributed Assets.

        "Extended Installment Note" has the same meaning as that used in the ESNI Contribution Agreement.

        "Fair Market Value" means, with respect to any asset, as of the date of determination, the cash price at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such asset in an arms-length negotiated transaction with an unaffiliated third party without time constraints, as conclusively determined by the General Manager in good faith and subject to its duties set forth in Section 5.1, except with respect to matters governed by Section 8.3, which shall be determined in accordance with the provisions set forth therein.

        "First Installment Note" has the same meaning as that used in the ESNI Contribution Agreement.

        "GAAP" means United States generally accepted accounting principles, consistently applied.

        "General Manager" means CRC Management Services, Inc., a New York corporation and an Affiliate of CRC.

        "IRC" means the Internal Revenue Code of 1986, as amended.

        "Management Services Agreement" means that certain Management Services Agreement dated the date hereof between CRC and the Company, in the form of Exhibit C.

        "Material Adverse Effect" shall mean, with respect to any party hereto, any action, event or occurrence which has or could have a material adverse effect on the business, assets, operations, prospects, financial condition or results of operations of such party or its respective subsidiaries taken as a whole.

        "Members" means CRC, ESNI and such other Persons who are admitted to the Company in the future in accordance with the terms of this Operating Agreement and shall have agreed to be bound hereby; and "Member" means any one of the Members.

        "Membership Interest" means, with respect to each Member, the entire ownership interests and rights of such Member (expressed as a percentage) in the Company. The sum of the Membership Interests for all Members shall equal one hundred percent (100%).

        "Operating Agreement" means this Operating Agreement, as it may be amended or restated from time to time.

        "Person" means any natural person or Entity.

        "Profits" and "Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with IRC Section 703(a). For the purpose of this definition, all items of income, gain, loss or deduction required to be stated separately pursuant to IRC Section 703(a)(1) shall be included in taxable income or loss with the following adjustments:

               (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

               (b) Any expenditures of the Company described in IRC Section 705(a)(2)(B) or treated as IRC Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

               (c) If the Agreed Value of any Company asset is adjusted pursuant to clause (b) or clause (c) of the definition of Agreed Value above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

               (d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

               (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other relevant period;

               (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to IRC Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

               (g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.8 shall not be taken into account in computing Profits or Losses.

        "Registration Rights Agreement" means that certain Registration Rights Agreement dated the date hereof between CRC and ESNI.

        "Security Act" means the Securities Act of 1933, as amended from time to time, and including the rules and regulations of the Securities and Exchange Commission thereunder.

        "Security Agreement" means that certain Amended and Restated Pledge and Security Agreement dated August 6, 2001 by and between CRC and ESNI.

        "Subsidiary" means any Entity in which a Person beneficially owns or controls 50% or more of the outstanding voting power of such Entity.

        "Tax Rate" means 40%.

        "Treasury Regulations" include proposed, temporary and final regulations promulgated under the IRC in effect as of the date of this Operating Agreement and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

        "Warrant" means that certain warrant dated the date hereof issued by ESNI to CRC.

        (b) The following terms, when used in this Operating Agreement, shall have the meanings defined for such terms in the Section set forth below:

               TERM                                      SECTION
               ----                                      -------
               "Appraisal Notice"                        8.3(a)
               "Appraiser"                               8.3(a)
               "Approved Banker"                         8.7(b)
               "Approved Sale"                           8.6(a)
               "Benefactor"                              6.2(a)
               "CRC"                                     introductory paragraph
               "Certificate"                             1.2
               "Change in Control"                       8.8(a)
               "Change in Ownership"                     8.11(a)
               "Confidential Information"                10.1(a)
               "Control Entity"                          8.11(a)
               "Disclosing Party"                        10.1(b)
               "Distribution Period"                     7.1(c)
               "Effective Date"                          introductory paragraph
               "ESNI"                                    introductory paragraph
               "Exercising Member"                       8.3(a)

               "Expense Allocation Report"               10.6(e)(i)
               "First Offer Exercise Period"             8.4(b)
               "Fiscal Year"                             1.7
               "Interest Purchase Option"                8.8(a)
               "Liquidating Trustee"                     9.4(a)
               "Mandatory Distribution"                  7.1(c)
               "Mandatory Redemption"                    8.7(a)
               "Mandatory Redemption Date"               8.7(c)
               "Mandatory Redemption Price"              8.7(a)
               "Member Notice"                           8.4(b)
               "Member Option"                           8.4(b)
               "Notice of Election"                      8.3(b)
               "Offer Notice"                            8.4(a)
               "Offered Membership Interest"             8.4(a)
               "Offering Member"                         8.4(a)
               "Option Exercise Notice"                  8.8(a)
               "Outstanding Balance"                     8.7(d)
               "Preferred Distribution"                  7.1(b)
               "Receiving Party"                         10.1(b)
               "Recipient"                               8.3(a)
               "Redemption Request"                      8.7(a)
               "Relevant Event"                          8.8(a)
               "Remaining Members"                       8.4(a)
               "Reorganized Company"                     9.6
               "Rollup"                                  9.6
               "Sale Notice"                             8.3(a)
               "Section 704(c) Assets"                   6.8(a)
               "Tag-Along Interests"                     8.5(b)
               "Tag-Along Notice"                        8.5(b)
               "Tag-Along Transfer"                      8.5(b)
               "Tax Distributions"                       7.1(a)
               "Tax Matters Member"                      11.3(a)
               "Third Party"                             8.4(a)
               "Third Party Offer"                       8.5(a)
               "Unaffiliated Entity"                     8.11(a)
               "Wholly-Owned Subsidiary Transferee"      8.2

        (c) Unless the context of this Operating Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Operating Agreement; and (iv) the terms "Article", "Section" or "subsection" refer to the specified Article, Section or subsection of this Operating Agreement.

        Section 1.2 THE COMPANY; FORMATION. The Company is a limited liability company governed by the Members and managed by the General Manager. The Company was formed on August 1, 2001 by the execution and filing of a Certificate of Formation (as the same may be amended from time to time, the "Certificate") with the Secretary of State of the State of Delaware. From the date hereof, the Membership Interests of the Members in the Company, and the rights and obligations of the Members with respect thereto and the Company, are subject to all of the provisions of this Operating Agreement and to the provisions of the Act. Where any rights or obligations of a Member are different by reason of any provision of this Operating Agreement than they would be without such provision, this Operating Agreement shall control to the extent permitted by the Act. Promptly following the execution hereof, and from time to time thereafter, the Members shall execute and file or cause to be executed and filed (i) all certificates and statements contemplated by the Act that are approved by the General Manager and are not inconsistent with the provisions of this Operating Agreement and (ii) all other necessary certificates and documents, and shall make all other such filings and recordings, and shall do all other acts as may be reasonably necessary or appropriate from time to time to give effect to this Operating Agreement.

        Section 1.3 COMPANY NAME; PLACE OF BUSINESS; REGISTERED OFFICE AND
AGENT.

        (a) The Company shall do business under the name "E-SYNC NETWORKS, LLC" or such other name as the General Manager may determine from time to time. ESNI represents and warrants that it has taken all necessary action to change, and has changed, it name from E-Sync Networks, Inc. to a name reasonably satisfactory to all the Members. The name "E-Sync Networks" shall be the exclusive property of the Company, and no Member shall have any right to use, and each Member agrees not to use, such name other than on behalf of the Company, except as may be permitted from time to time by the General Manager. The General Manager shall promptly notify the Members of any change of name of the Company. The General Manager shall from time to time execute and file or cause to be executed and filed all necessary assumed or fictitious business name statements as may be required by law for the operation of the Company in all jurisdictions where the Company does business. Notwithstanding the foregoing, ESNI may continue to use the name "E-Sync Networks" solely to the extent necessary to reference its historical use of such name; provided, however, that in no event shall ESNI continue to use such name for commercial purposes.

        (b) The Company's principal place of business will be at 1290 Avenue of the Americas, 39th floor, New York, New York, 10104, or such location as the General Manager may from time to time designate. The Company may also have offices at such other places within or outside of the State of Delaware as the General Manager may from time to time determine. Prior to conducting business in any jurisdiction other than the State of Delaware, the General Manager shall use reasonable efforts to cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. At the request of the General Manager, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate from time to time to qualify, continue or terminate the Company as a foreign limited liability company in each such jurisdiction in which the Company may conduct business from time to time.

        (c) The registered agent for service of process on the Company in the State of Delaware shall be the initial registered agent named in the Certificate and the registered office of the Company required by the Act to be maintained in the State of Delaware shall be the offices of the registered agent. The registered agent and the registered office of the Company may be changed from time to time by action of the General Manager by filing notice of such change with the Secretary of State of the State of Delaware. The General Manager will promptly notify the Members of any such change.

        Section 1.4 TERM. The term of the Company shall commence on the date on which the Certificate was filed with the Secretary of State of the State of Delaware and shall continue in perpetuity until dissolved pursuant to the provisions of this Operating Agreement or applicable law.

        Section 1.5 BUSINESS OF THE COMPANY; POWERS.

        (a) The purpose of the Company is to exploit commercially the assets to be contributed to it, to engage in any business that is necessary, appropriate or incidental to the foregoing, and to engage in any additional activity for which limited liability companies may be formed under the Act and which is approved in accordance with the provisions of Section 4.1. The Company shall possess and may exercise all the powers and privileges now or hereafter granted by the Act, by any other law or by this Operating Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, protection, benefit, promotion or attainment of the business, purposes or activities of the Company.

        (b) Subject to the provisions of this Operating Agreement, the Company may, with the approval of the General Manager, enter into and perform any and all Contracts without any further act, vote or approval of the Members, and the General Manager may authorize any Person to enter into and perform any Contract on behalf of the Company.

        Section 1.6 TAXED AS PARTNERSHIP. The Members intend that the Company shall be treated as a partnership solely for federal, state and local tax purposes. Each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

        Section 1.7 FISCAL YEAR. The "Fiscal Year" of the Company shall be the period commencing on January 1 in any year and ending on December 31 in such year, except that the first Fiscal Year of the Company shall commence on the date of formation of the Company and end on the first December 31 to occur following such formation.

        Section 1.8 MEMBERSHIP INTERESTS CERTIFICATED; NATURE OF MEMBERS' INTERESTS. The Membership Interests of the Members in the Company shall be certificated. The form of the Membership Interest certificates is attached hereto as Exhibit D. The interests of the Members in the Company will be personal property for all purposes. All property owned by the Company, whether real or personal, tangible or intangible, will be owned by the Company as an entity, and no Member, individually, will have any ownership of such property.

        Section 1.9 BUSINESS TRANSACTIONS OF MEMBERS WITH THE COMPANY. Subject to Section 4.1(c), a Member may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact any and all other business with the Company and, subject to other applicable law, has the same rights and obligations with respect to any such matter as a Person who is not a Member.

        Section 1.10 CAPACITY OF THE MEMBERS. No Member shall have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member or the Company, except as expressly provided in this Operating Agreement or as authorized by the General Manager.

                                   ARTICLE II
                                     MEMBERS

        Section 2.1 MEMBERS AS OF EFFECTIVE DATE. As of the Effective Date of this Operating Agreement, the Members are set forth on Schedule A and each such Member shall have the Membership Interests set forth opposite its name on Schedule A.

        Section 2.2 ADMISSION OF NEW MEMBERS. From and after the Effective Date, a Person acquiring an interest in the Company is admitted as a Member upon the satisfaction of all requirements set forth in this Operating Agreement.

        Section 2.3 MANNER OF ACTING. Except as otherwise required by the Act or this Operating Agreement, including, without limitation, Sections 3.2 and 4.1, whenever any Company action is to be taken by vote of the Members of the Company, it shall be authorized upon receiving the affirmative unanimous vote of all Members entitled to vote. Each Member of the Company shall be entitled to a percentage of the total votes equal to that Member's then current Membership Interest.

        Section 2.4 MEETINGS OF THE MEMBERS.

        (a) Timing; Notice. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Member by giving written notice thereof to each Member of record entitled to vote at the meeting (with a copy to counsel of such Member) at least ten (10) but not more than sixty (60) Business Days prior to the day named for the meeting. Each notice of meeting shall specify the place, day and hour of the meeting; provided, however, that in no event shall any meeting of the Members be held on a Friday or any religious holiday. If no place is designated, the place of meeting shall be the principal office of the Company. The business to be transacted at, and the purpose of, a meeting need not be specified in the notice of the meeting. Notice shall be given in accordance with Section 12.5. Any required notice of a meeting to any Member may be waived by such Member in writing at any time, whether before or after the holding of such meeting. Attendance by a Member at a meeting shall constitute a waiver of any required notice of such meeting by such Member, except when such Member attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

        (b) Quorum. A meeting of Members of the Company duly called shall not be organized for the transaction of business unless a quorum is present. The presence of each Member of record, represented in person or by proxy, shall constitute a quorum at any meeting of Members; provided that if notice of a meeting is provided to the Members, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Members attend the meeting to constitute a quorum, the meeting may be adjourned by those Members attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Members no less than ten (10) days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted upon are those set forth in the notice of the original adjourned meeting. If, at the reconvened meeting, a quorum of Members is not present, a majority of the Members present and voting will constitute a quorum for purposes of the reconvened meeting; provided that such Members may only consider the business, take the actions or vote upon the matters set forth in the notice of the original meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Members whose absence would cause less than a quorum.

               Notwithstanding the foregoing or any other provision in this Operating Agreement, no Member shall have any power or authority to do or perform any act with respect to any of the matters set forth in Section 4.1 unless such matter has been approved in accordance with the provisions of
Section 4.1.

        (c) Attendance by Telephone, Etc. Members may, unless prohibited by applicable law, rule or regulation, participate in a meeting of the Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a Member participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

        (d) Action by Written Consent. Unless prohibited by applicable law, rules and regulations, any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by the number of Members that would be necessary to authorize the action at a meeting of the Members duly called and held, and is filed with the minutes of the Company; provided that prior to any such written consent becoming effective, such written consent has been provided to all Members entitled to vote, and the Members shall have five (5) days to review such consent prior to such written consent becoming effective (unless otherwise agreed to by all Members). Any consent shall have the same force and effect as a vote of the Members at a meeting duly called and held at which a quorum was present. Prompt notice of the taking of Company action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

        Section 2.5 RECORD DATE. For the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is sent or the date on which the resolution declaring the distribution or relating to such other purpose is adopted, as the case may be, shall be the record date for such determination. Only Members of record on the date fixed shall be so entitled, notwithstanding any permitted transfer of a Member's Membership Interest after any record date fixed as provided in this Section. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 2.5, the determination shall apply to any adjournment of the meeting.

        Section 2.6 RELATIONSHIP OF THE MEMBERS.

        (a) The relationship of the Members shall be limited solely to the purpose and scope of the Company as expressed in this Operating Agreement and the Additional Agreements. This Operating Agreement shall not constitute the appointment of any party to this Operating Agreement as the legal representative or agent of any other party to this Operating Agreement. No party to this Operating Agreement, by reason of such status, shall have any right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of any other party to this Operating Agreement. Except as may be specifically provided in this Operating Agreement or any Additional Agreement, neither the Company nor any party to this Operating Agreement shall assume or be responsible for any liability or obligation of any nature of, or any liability or obligation that arises from any act or omission to act of, any other party to this Operating Agreement however or whenever arising.

        (b) Subject to Section 10.6, nothing contained in this Operating Agreement (other than references to the binding nature of the Additional Agreements) shall be deemed to restrict or limit in any way the carrying on, directly or indirectly, of separate businesses or activities by any Member or its Affiliates, now or in the future, independently or with others, even if such businesses or activities are competitive with the Company (it being understood that the Additional Agreements may so restrict or limit such businesses or activities), and neither the Company nor the other Members shall, by virtue of this Operating Agreement, have any interest or rights in or to such other businesses or activities or any income, profits, liabilities or obligations with respect thereto or derived therefrom. Subject to Section 10.6, no Member or any of its Affiliates or any of their respective officers, directors, employees or former employees shall have any obligation, or be liable, to the Company or any other Member pursuant to this Operating Agreement, any Additional Agreement or otherwise (i) for, or arising out of, the conduct described in this Section 2.6(b), (ii) solely by reason of such conduct, for breach of any fiduciary or similar duty to the Company or any Member or (iii) for exercising or failing to exercise its rights as a Member; except in each case for a breach of Sections 5.1, 10.1 or any other express provisions of this Operating Agreement or any Additional Agreement.

                                   ARTICLE III
                            MANAGEMENT OF THE COMPANY

        Section 3.1 POWER AND AUTHORITY OF MEMBERS. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by non-waivable provisions of the Act, the Members shall govern the Company only through the General Manager, to whom all discretion to manage the Company is delegated, and the Members, in their capacity as such, shall have no authority or right to act on behalf of or bind the Company in connection with any matter. No Member shall take any action in the name of or on behalf of the Company, including, without limitation, assuming any obligation or responsibility on behalf of the Company, unless such action, and the taking thereof by such Member, shall have been expressly authorized by the General Manager or shall be expressly and specifically authorized by this Operating Agreement or by non-waivable provisions of the Act.

        Section 3.2 POWER AND AUTHORITY OF THE GENERAL MANAGER.

        (a) Scope of Power. The business and affairs of the Company shall be managed by or under the direction of the General Manager, except as may otherwise be provided in this Operating Agreement or by non-waivable provisions of the Act. The General Manager shall have the power on behalf and in the name of the Company to carry out any and all objects and purposes of the Company contemplated by this Operating Agreement and to perform all acts which it may deem necessary, advisable or appropriate in connection therewith. The Members agree that all determinations, decisions and actions made or taken by the General Manager (or its designee(s)) shall be conclusive and absolutely binding upon the Company, the Members (but only in their capacity as such) and their respective successors, assigns and personal representatives.

        (b) Authority. Except as otherwise expressly provided herein or as otherwise determined by the General Manager:

               (i) no Member other than the General Manager shall take part in the day-to-day management or the operations or control of the business and affairs of the Company; and

               (ii) no Member or Person other than the General Manager shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

        (c) Consultation With Members. The General Manager shall make a reasonable and good faith effort to initiate discussion with, and obtain consultation from, each of the Members regarding any matter which could have a Material Adverse Effect or which could otherwise materially modify the operations of the Company from its normal and ordinary course of business. Such discussion and consultation shall not, in any way, restrict the ability of the General Manager to perform the duties of General Manager within the scope of the General Manager's power and authority delineated under this Article III. The General Manager shall act in a commercially reasonable manner in exercising its powers, taking actions in the Company's behalf and performing its activities and responsibilities pursuant to this Operating Agreement and the Management Services Agreement.

        (d) Delegation of Authority. In carrying out this Section 3.2, the General Manager shall have the power and authority to delegate authority to qualified Persons. Any such delegation may be rescinded at any time by the General Manager.

        (e) Management Services Agreement. The General Manager is to be compensated for its management of the Company in accordance with the terms of the Management Services Agreement.

                                   ARTICLE IV
                           APPROVAL OF CERTAIN MATTERS

        Section 4.1 APPROVAL OF CERTAIN MATTERS. Notwithstanding any provision of this Operating Agreement or the Act to the contrary, and to the extent not agreed and set forth in an Additional Agreement, where the General Manager or a Member proposes for the Company to undertake any of the following matters, the General Manager shall have no power or authority to do or perform any act with respect to any of the following matters without first obtaining the unanimous approval of all the Members at a meeting or by written consent given in accordance with the provisions of this Operating Agreement. The relevant matters are as follows:

        (a) Bankruptcy. The voluntary dissolution or liquidation of the Company, the making by the Company of a voluntary assignment for the benefit of creditors, the filing of a petition in bankruptcy by the Company, the Company petitioning or applying to any tribunal for any receiver or trustee, the Company commencing any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, the Company indicating its consent to, approval of or acquiescence in any such proceeding and failing to use its best efforts to have discharged the appointment of any receiver of or trustee for the Company or any substantial part of their respective properties.

        (b) Preservation of Existence. Any action contrary to the preservation and maintenance of the Company's existence, rights, franchises and privileges as a limited liability company under the laws of the State of Delaware.

        (c) Dealings with Affiliates. Except pursuant to this Operating Agreement or any Additional Agreement, the Company's entrance into, amendment of, waiver of rights under, termination of, or permitting or causing the termination of, any material business transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any Member or any Affiliate of any Member, except in the ordinary course of business and on terms not less favorable to the Company than it would reasonably expect to obtain in a similar business transaction between unrelated parties. The foregoing shall not be deemed to limit in any manner the right of any Member or any of its Affiliates from performing or exercising its rights under this Operating Agreement or any Additional Agreement; it being understood, however, that the termination of the General Manager under circumstances that would entitle the General Manager to receive a termination fee pursuant to the Management Services Agreement shall require the unanimous approval of all Members.

        (d) Issuance of Membership Interests. The authorization or issuance of any Membership Interests in, or the admission of any Members to, the Company (other than with respect to CRC, ESNI, or their respective permitted transferees in accordance with Section 8.2).

        (e) Repurchase of Membership Interests. The redemption or repurchase by the Company of any Membership Interests in the Company, other than pursuant to the provisions of this Operating Agreement.

        (f) Modification of Operating Agreement. Any amendment, modification or waiver of any provision (other than ministerial, non-substantive amendments, modifications or waivers) of this Operating Agreement or any Additional Agreement or other agreement between the Company and any Member or its Affiliates.

        (g) Additional Capital Contributions. Any capital contributions to the Company by any Member other than such Member's initial capital contribution, whether required or permitted.

        (h) Removal of Liquidating Trustee. The removal of the Liquidating Trustee as described in Section 9.4.

        (i) Appointment of New General Manager. The appointment of a new General Manager that is not an Affiliate of CRC.

        Section 4.2 PROCEDURE IN EVENT OF DEADLOCK. In the event of deadlock of the Members in connection with the matters set forth in Section 4.1 above, or any other matters under this Operating Agreement, an Additional Agreement or an applicable provision of the Act requiring the unanimous approval of the Members, the Members shall promptly meet and negotiate in good faith to determine a mutually acceptable resolution, as evidenced by a unanimous vote of the Members approving any such resolution. Each Member shall be represented in such negotiations by one or more senior executive officers with authority to bind such Member, subject only to the approval of such Member's Board of Directors, General Manager or similar governing body. In the event that no resolution is agreed within thirty (30) days of the occurrence of the deadlock,

        (a) the disagreement shall first be submitted for mediation to a Person mutually agreeable to all the Members, the expenses for such mediation, excluding legal expenses which are to be borne by the Member incurring such expenses, to be borne equally by the Members; and

        (b) if the disagreement is not settled by mediation, it shall be submitted in New York, New York to arbitration pursuant to Section 12.12 hereunder.

        Without in any way limiting the foregoing, the procedures set forth in this Section 4.2 as to meditation and arbitration would be followed in the event that a Member other than CRC wishes the Company to terminate the Management Services Agreement, or seek legal recourse against CRC under the CRC Contribution Agreement or this Operating Agreement, and any other Member or Members do not consent to such action (i.e., the matter would go to mediation and arbitration as aforesaid, and if the Member initiating the complaint won, the Member would then be authorized to act on behalf of the Company in implementing such termination and/or claim).

                                    ARTICLE V
                         EXCULPATION AND INDEMNIFICATION

        Section 5.1 DUTIES OF THE GENERAL MANAGER. The duties of the General Manager shall be as set forth in the Management Services Agreement which is attached hereto as Exhibit C. The General Manager shall owe such duty of loyalty and due care to the Company as is required of a director of a Delaware corporation under applicable Delaware law, shall discharge its duties in good faith with the care an ordinary prudent person in like position would exercise under similar circumstances and in a manner it reasonably believes to be in the best interests of the Company, and shall enjoy each and every protection afforded to the directors of a Delaware corporation under applicable Delaware law, including, without limitation, those afforded by the business judgment rule and the presumptions afforded thereby and the limitation on personal liability to the maximum extent permitted by Section 102 of the Delaware General Corporation Law as if the provisions thereof were set forth in this Operating Agreement (and for all such purposes, the General Manager shall be treated as not "interested" for Delaware corporation law purposes).

        Section 5.2 EXCULPATION. The Members and General Manager of the Company shall not be liable to the Company or to any Member for any losses, claims, damages or liabilities arising from, related to, or in connection with, this Operating Agreement or the business or affairs of the Company, except for any losses, claims, damages or liabilities as are determined by final judgment of a court of competent jurisdiction to have resulted from such Members' or General Manager's gross negligence, reckless conduct, intentional misconduct, knowing violation of law, or breach of the provisions of Section 5.1. The provisions of this Operating Agreement, to the extent that they restrict the duties and liabilities of any Member or the General Manager otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Members or General Manager.

        Section 5.3 RELIANCE ON REPORTS AND INFORMATION BY MEMBERS OR GENERAL MANAGER. A Member or the General Manager of the Company shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by a Member, the General Manager, or officers, employees or committees of the Company, or by any other Person, as to matters the Member or the General Manager reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

        Section 5.4 INDEMNIFICATION BY THE COMPANY.

        (a) The Company shall indemnify an indemnified representative (defined herein) against any liability (defined herein) incurred in connection with any proceeding (defined herein) in which the indemnified representative may be involved as a party or otherwise, as and when incurred, by reason of the fact that such Person is or was serving in an indemnified capacity (as defined herein), including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to liability, except:

               (i) where such indemnification is expressly prohibited by applicable law;

               (ii) where the conduct of the indemnified representative has been finally determined:

                      (A) to constitute gross negligence, reckless conduct, intentional misconduct or a knowing violation of law, sufficient in the circumstances to bar indemnification against liabilities arising from the conduct;

                      (B)    to constitute a breach of Section 5.1; or

                      (C) to be based upon or attributable to the receipt by the indemnified representative from the Company of a personal benefit to which the indemnified representative is not legally entitled; or

               (iii) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful; or

               (iv) where such indemnification relates to any proceeding solely between or among the Members and solely in their capacity as Members.

        (b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such Person may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

        (c) The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

        (d)    Definitions. For purposes of this Article V:

               (i) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a Member, General Manager, officer or authorized agent of the Company;

               (ii) "indemnified representative" means any and all Members, the General Manager, all employees, agents, representatives and authorized agents of the Company, all employees, agents, representatives and authorized agents of the General Manager and any other Person designated as an indemnified representative by the mutual consent of CRC and ESNI, given in accordance with the provisions of this Operating Agreement;

               (iii) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

               (iv) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its Members or security holders or otherwise.

        Section 5.5 PROCEEDINGS INITIATED BY INDEMNIFIED REPRESENTATIVES. Notwithstanding any other provision of this Article V, the Company shall not indemnify under this Article V an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the Person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the consent of the General Manager. This Section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this
Article V.

        Section 5.6 ADVANCING EXPENSES. The Company shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 5.4 or the initiation of or participation in which is authorized pursuant to Section 5.5 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such Person is not entitled to be indemnified by the Company pursuant to this Article V. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

        Section 5.7 PAYMENT OF INDEMNIFICATION. An indemnified representative shall be entitled to payment with respect to indemnification within twenty (20) days after a written request for such payment has been delivered to the General Manager.

        Section 5.8 CONTRIBUTION. If the indemnification provided for in this
Article V or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article V.

        Section 5.9 MANDATORY INDEMNIFICATION OF MEMBERS AND GENERAL MANAGER. To the extent that an indemnified representative of the Company has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such Person in connection therewith. This Section 5.9 shall not be interpreted in any way that limits the applicability or scope of Section 5.6.

        Section 5.10 CONTRACT RIGHTS; AMENDMENT OR REPEAL. All rights under this
Article V shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

        Section 5.11 SCOPE OF ARTICLE. The rights granted by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement or vote of disinterested Members, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article V shall continue as to a Person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators, personal representatives, successors and permitted assigns of such a Person.

        Section 5.12 RELIANCE ON PROVISIONS. Each Person who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article V.

        Section 5.13 INDEMNIFICATION INSURANCE. To the extent available on commercially reasonable terms, the Company shall obtain indemnification insurance of a character and nature that provides coverage reasonably satisfactory to CRC. Additionally, upon request of ESNI, the Company shall obtain supplemental insurance of a character and nature that provides coverage reasonably satisfactory to ESNI. All expenses incurred by the Company upon fulfilling ESNI's request shall be borne by ESNI and shall be paid by ESNI within ten (10) days of receiving an invoice thereof.

                                   ARTICLE VI
                                CAPITAL ACCOUNTS

        Section 6.1 CAPITAL CONTRIBUTIONS.

        (a) The CRC Contributed Assets are deemed to be the initial Capital Contribution of CRC and the ESNI Contributed Assets is deemed to be the initial Capital Contribution of ESNI.

        (b) The Capital Contributions shall be deemed made upon the consummation of the transactions contemplated by the ESNI Contribution Agreement and the CRC Contribution Agreement.

        (c) No Member shall be obligated or permitted to make any additional capital contributions to the Company, except as may be approved in accordance with the provisions of Section 4.1.

        Section 6.2 LIABILITY FOR CONTRIBUTION.

        (a) A Member of the Company is obligated to the Company to perform any promise to contribute cash or property or to perform services made by, on behalf of, or for the benefit of such Member, even if the Member (or the Person promising on behalf of or for the benefit of the Member (a "Benefactor")) is unable to perform because of death, disability or any other reason. If a Member or a Benefactor does not make the required contribution of property or services, the Member is obligated at the option of the Company to contribute cash equal to that portion of the Agreed Value (as stated in the records of the Company) of the contribution that has not been made. The foregoing option shall be in addition to, and not in lieu of, any other rights, including the right to specific performance, that the Company may have against such Member or Benefactor under applicable law.

        (b) The obligation of a Member or a Benefactor to make a contribution or return money or other property paid or distributed in violation of the Act may be compromised only by consent of all the Members or Benefactors. Notwithstanding the compromise, a creditor of the

Company who extends credit, after entering into this Operating Agreement or an amendment hereof which, in either case, reflects the obligation, and before the amendment hereof to reflect the compromise, may enforce the original obligation to the extent that, in extending credit, the creditor reasonably relied on the obligation of a Member or a Benefactor to make a contribution or return. A conditional obligation of a Member or a Benefactor to make a contribution or return money or other property to the Company may not be enforced unless the conditions of the obligation have been satisfied or waived as to or by such Member or Benefactor. Conditional obligations include contributions payable upon a discretionary call of the Company prior to the time the call occurs.

        (c) Nothing in this Section 6.2 is meant to imply that a Member or Benefactor is required to make, or to require a Member or Benefactor to make, any contribution of cash, property or services to the Company unless and until such time as said Member or Benefactor specifically agrees in writing to do the same.

        Section 6.3 CAPITAL ACCOUNTS. A separate Capital Account will be maintained for each Member. Notwithstanding any other provision hereof, the Company shall determine and adjust the Capital Accounts in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Upon the consummation of the transactions contemplated by the Additional Agreements, the initial Capital Accounts of the Members shall be as set forth on Schedule A. Except as otherwise required in the Act, no Member shall have any liability to restore all or any portion of a deficit balance in the Member's Capital Account.

        Section 6.4 NO INTEREST ON OR RETURN OF CAPITAL. No Member shall be entitled to interest on any Capital Contribution or Capital Account. No Member shall have the right to demand or receive the return of all or any part of any Capital Contribution or Capital Account except as may be expressly provided herein, and no Member shall be personally liable for the return of the Capital Contributions of any other Member.

        Section 6.5 MEMBERSHIP INTEREST. The Membership Interests of the Members are as set forth on Schedule A. Membership Interests will be varied only as specifically agreed by the parties pursuant to this Operating Agreement and will not be affected by allocations of Profits and Losses or other changes in Members' Capital Accounts. The Membership Interests shall be updated by the General Manager to reflect any adjustment of Membership Interests, set forth on a revised Schedule A and filed with the records of the Company.

        Section 6.6 ALLOCATIONS OF PROFITS AND LOSSES GENERALLY. After the allocations in Section 6.7, at the end of each Fiscal Year (or shorter period if necessary or longer period if agreed by all of the Members), Profits and Losses shall be allocated to the Members in proportion to their respective Membership Interests.

        Section 6.7 ALLOCATIONS UNDER REGULATIONS.

        (a) Company Nonrecourse Deductions. Loss attributable (under Treasury Regulations Section 1.704-2(c)) to "partnership nonrecourse liabilities" (within the meaning of Treasury Regulations Section 1.704-2(b)(1)) shall be allocated among the Members in the same proportion as their respective Membership Interests.

        (b) Member Nonrecourse Deductions. Loss attributable (under Treasury Regulations Section 1.704-2(i)(2)) to "partner nonrecourse debt" (within the meaning of Treasury Regulations Section 1.704-2(b)(4)) shall be allocated, in accordance with Treasury Regulations Section 1.704-2(i)(1), to the Member who bears the economic risk of loss with respect to the debt to which the Loss is attributable.

        (c) Minimum Gain Chargeback. Each Member will be allocated Profits at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

        (d) Qualified Income Offset. Losses and items of income and gain shall be specially allocated when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Treasury Regulations
Section 1.704-1(b)(2)(ii)(d).

        Section 6.8 OTHER ALLOCATIONS.

        (a) Allocations when Agreed Value Differs from Tax Basis. When the Agreed Value of a Company asset is different from its adjusted tax basis for income tax purposes, then, solely for federal, state and local income tax purposes and not for purposes of computing Capital Accounts, income, gain, loss, deduction and credit with respect to such assets ("Section 704(c) Assets") shall be allocated among the Members to take this difference into account in accordance with the principles of IRC Section 704(c), as set forth herein and in the Treasury Regulations thereunder and under IRC Section 704(b). The calculation and allocations eliminating the differences between Agreed Value and adjusted tax basis of the Section 704(c) Assets shall be made on an asset-by-asset basis using remedial allocations under Treasury Regulations
Section 1.704-3(d).

        (b)    Change in Member's Interest.

               (i) If during any Fiscal Year of the Company there is a change in any Member's Membership Interest, then for purposes of complying with IRC Section 706(d), the determination of Company items allocable to any period shall be made by using the closing of the books method.

               (ii)   The Members agree to be bound by the provisions of this
        Section 6.8(b) in reporting their shares of Company income, gain, loss, and deduction for tax purposes.

                                   ARTICLE VII
                                  DISTRIBUTIONS

        Section 7.1 DISTRIBUTIONS.

        (a) Tax Distributions. The Company shall distribute to the Members in accordance with the Members' Membership Interests as promptly as practicable (and in any event within forty-five (45) days) after the end of each fiscal quarter an amount equal to the product of the Tax Rate and the amount of Profits for such fiscal quarter ("Tax Distributions").

        (b) Preferred Distributions. Subject to the provisions of the Act, on January 1, 2006, the Company shall make a distribution to CRC in the aggregate amount of $640,000 (the "Preferred Distribution"). To the extent the Company is not able to make such distribution pursuant to the Act, the Company shall make such distribution as soon as permissible under the Act.

        (c)    Mandatory Distributions.

               (i) From and after the second anniversary of the date hereof, as soon as practicable following the end of each annual calendar period (a "Distribution Period") (including December 31, 2004), the Managing Member shall calculate the amount of Distributable Funds, if any, for such period. The amount of Distributable Funds, if any, for such period shall be distributed to the Members (a "Mandatory Distribution") within 20 days following the completion of the Company's annual audit and at such other times as determined by the Managing Member in accordance with the percentages of the Member's respective Percentage Interests, less, with respect to each Member, each such Member's distributed or to be distributed Tax Distributions for such period, if any.

               As used herein, "Distributable Funds" with respect to any Distribution Period shall mean an amount equal to twenty-five percent (25%) of the Cash Flow of the Company for such period, as reduced by commercially reasonable amounts for anticipated future: (i) working capital needs, (ii) development fees and other expenses (including "hard" and "soft" costs), (iii) capital expenditures, (iv) operating expenses and (v) other purposes (to the extent not included in calculating "Cash Flow" pursuant to the definition thereof herein contained) reserved during such period and as increased by amounts released from Company reserves (other than for payment of costs or other obligations) during the relevant Distribution Period, in each case consistent with the Company's past accounting practice, as shall be determined from time to time by the Managing Member.

               As used herein "Cash Flow" shall mean, for any Distribution Period, gross cash receipts of the Company (excluding receipts from loans or Member contributions) less (i) all costs and expenses incurred by the Company in the course of carrying on the business of the Company which required a cash expenditure during the relevant Distribution Period (including, without limitation, license fees, insurance premiums, utility charges, advertising and marketing expenses, salaries, wages and fringe benefits, property taxes and assessments, technology development and leasing fees and other amounts and accounting, legal and other administrative costs and costs incurred by the Company), (ii) all payments of principal of, interest on and any other amounts due with respect to or required to be paid or reserved by the terms of any debt, leases or other commitments or obligations of the Company during such period,
(iii) any sum expended by the Company for capital expenditures during such period, (iv) any expenses of the Company prepaid during such period, (v) all Tax Distributions made or to be made with respect to such period and (vi) any sums expended by the Company during such period which are otherwise capitalized.

               (ii) The provisions of Section 7.1(c)(i) notwithstanding, the Company shall not make any Mandatory Distributions unless all of the following conditions are satisfied at the time of such distribution:

                      1. Payment of the Mandatory Distribution will not breach any covenant under any debt or financing agreement of the Company; provided, however, that if such covenant restricts such payment only absent a creditor's consent, the Company shall use reasonable efforts (without incurring any costs, expenses or fees) to obtain such consent.

                      2. If the Company were to borrow the amount of the Mandatory Distribution, such borrowing, alone or together with the Company's other borrowings, would not result in a breach of any covenant under any debt or financing agreement of the Company.

                      3. The Company's revenues recognized during the relevant Distribution Period (excluding revenues from the sale or resale of packaged software of hardware products) shall equal or exceed $30 million.

                      4. The Company's pre-tax income during the relevant Distribution Period shall equal or exceed 7.5% of the Company's recognized revenues during such period.

                      5. The Company's recognized revenues during the relevant Distribution Period equal or exceed 120% of the Company's recognized revenues during the calendar year immediately prior to the relevant Distribution Period.

                      6. The payment of the Mandatory Distribution will not increase the Company's D/E Ratio above 2:1. "DE Ratio" means, with respect to the Company, the ratio of (i) all debt and other liabilities of the Company reflected on the face of the Company's balance sheet as of the end of the relevant Distribution Period, other than accounts payable to (ii) the total Members' equity in the Company reflected on the face of such balance sheet, less the value of the intangible assets reflected on the face of such balance sheet.

                      7. The Company's retained earnings as reflected on the face of the Company's balance sheet as of the end of the relevant Distribution Period equals or exceeds the Company's tangible net worth on the Closing Date, and the payment of the Mandatory Distribution will not reduce such retained earnings below such tangible net worth.

                      8. With respect to any Mandatory Distribution to be made after December 31, 2005, the Preferred Distribution shall have been fully paid to CRC.

        (d) Additional Distributions. The Company may distribute Profits of the Company to the Members in accordance with the Members' Membership Interests, at such times and in such amounts as approved by the Members and the General Manager in accordance with the provisions of Section 4.1.

        (e) Minimum Annual Distributions. Subject to the other provisions of this Operating Agreement and the Act, the aggregate amount of distributions distributed by the Company to each Member in any fiscal year pursuant to this
Section 7.1 shall equal at least $65,000.

        (f)    Payment of ESNI Distributions. Notwithstanding paragraphs (a),
(c), (d) and (e) above, all distributions to ESNI shall be made pursuant to, and in accordance with, the following:

               (i) In the event that ESNI has been finally adjudged to be required to indemnify CRC pursuant to, and in accordance with, Article VIII of the ESNI Contribution Agreement, all distributions otherwise payable to ESNI hereunder shall be withheld and paid directly to CRC to the extent necessary to discharge fully and completely ESNI's indemnity obligations to CRC thereunder.

               (ii) Sixty percent (60%) of all distributions otherwise payable to ESNI hereunder (after giving effect to clause (i) above) shall be withheld and paid directly to CRC to the extent necessary to repay ESNI's outstanding obligations to CRC under the Promissory Notes.

               (iii) Any distributions otherwise payable to ESNI hereunder (after giving effect to clauses (i) and (ii) above) shall be paid directly to ESNI.

        In the event that any distribution otherwise payable to ESNI is paid to CRC pursuant to clauses (i) or (ii) above, the Company shall provide written notice to ESNI, setting forth (A) the full amount of such distribution to ESNI without giving effect to any amount withheld and paid to CRC pursuant to this
Section 7.1(f) and (B) the amount of such distribution delivered to CRC. Notwithstanding such payment to CRC pursuant to this Section 7.1(f), the full amount of any such distribution shall be deemed to be a distribution to ESNI for all other purposes under this Operating Agreement.

        Section 7.2 LIMITATIONS ON DISTRIBUTIONS.

        (a) The Company shall not make a distribution to a Member to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their interests in the Company and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the Fair Market Value of the assets of the Company, except that the Fair Market Value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the Fair Market Value of that property exceeds that liability.

        (b)    A Member who receives a distribution in violation of subsection
(a), and who knew at the time of the distribution that the distribution violated subsection (a), shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of subsection
(a) and who did not know at the time of the distribution that the distribution violated subsection (a) shall not be liable for the amount of the distribution. Subject to subsection (c), this subsection shall not affect any obligation or liability of a Member under other applicable law for the amount of a distribution.

        (c) A Member who receives a distribution from the Company shall have no liability under this Section, the Act or other applicable law for the amount of the distribution after the expiration of three (3) years from the date of the distribution unless an action to recover the distribution from such Member is commenced prior to the expiration of the said three (3)-year period and an adjudication of liability against such Member is made in the action.

        Section 7.3 AMOUNTS OF TAX PAID OR WITHHELD. All amounts paid or withheld pursuant to the IRC or any provision of any state or local tax law with respect to any Member shall be treated as amounts distributed to the Member pursuant to this Article VII for all purposes under this Operating Agreement.

        Section 7.4 DISTRIBUTION IN KIND. The Company shall not distribute any assets in kind.

                                  ARTICLE VIII
                        TRANSFER OF MEMBERSHIP INTERESTS

        Section 8.1 RESTRICTION ON TRANSFERS. Except as contemplated under the Security Agreement, no Member shall have the right, directly or indirectly, to sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, voluntarily, involuntarily or by operation of law (any such transaction being referred to as a "transfer" under this Article
VIII), any of the Membership Interest (including, without limitation, any of the economic interest associated therewith) in the Company held by such Member, except (a) in accordance with the provisions of this Article VIII and (b) upon the written consent of the other Members, which consent may be determined in their sole discretion.

        Section 8.2 TRANSFERS OF MEMBERSHIP INTERESTS TO AFFILIATES. Any Member shall have the right, without the consent of the other Members, to transfer ownership of all (but not part) of its Membership Interest to its own direct or indirect wholly-owned subsidiary (a "Wholly-Owned Subsidiary Transferee"). In the event of any such transfer, the Wholly-Owned Subsidiary Transferee shall be entitled to the rights and privileges set forth in this Operating Agreement and shall be bound and obligated by the provisions hereof and thereof and shall, by a binding written instrument which shall be enforceable by the Company and the other Members, assume all obligations and liabilities hereunder of the transferring Member.

        Section 8.3 BUY-SELL PROCEDURE.

        (a) Each of CRC and ESNI (the "Exercising Member") shall have the right, at any time after the fourth anniversary of the Effective Date, exercisable by written notice (the "Sale Notice") to the other (the "Recipient"), to offer to sell all of its Membership Interest at a purchase price payable in cash at the closing and on such other reasonable terms and conditions as may be specified in the Sale Notice. In the event the Exercising Member fails to name a price in its Sale Notice and fails to remedy such omission within thirty (30) days following receipt of written notice thereof from the Recipient or expressly states that a price is omitted in accordance with this Section, the Company shall engage an independent third Person reasonably known and respected in the field to determine the fair market value of the Company (the "Appraiser"). The Appraiser shall notify each of the Exercising Member and the Recipient in writing of such fair market value determination within thirty (30) days after its engagement ("Appraisal Notice").

        (b) The Recipient shall elect, by written notice to the Exercising Member ("Notice of Election") within sixty (60) days of receipt of the later of the Sale Notice or the Appraisal Notice, as the case may be, either (i) to purchase all of such offered Membership Interest at the purchase price and on the terms and conditions specified in the Sale Notice or Appraisal Notice, as the case may be or (ii) to sell all of its own Membership Interest to the Exercising Member at a purchase price which bears the same proportional relationship to its Membership Interest as the purchase price set forth in the Sale Notice or Appraisal Notice, as the case may be, bears to the Exercising Member's Membership Interest; provided, however, that if ESNI is the Recipient, in no event shall ESNI be required to sell its Membership Interest for a purchase price less than the then outstanding principal amount under the Promissory Notes.

        (c) If the Recipient elects to proceed pursuant to Section 8.3(b)(i), the Members shall, within thirty (30) days after receipt of the Notice of Election, execute such documents and instruments reasonably required to cause the purchase and sale of the Exercising Member's Membership Interest at the purchase price and the terms and conditions specified in the Sale Notice or Appraisal Notice, as the case may be, and the closing of such sale shall take place as soon as practicable, but in any event within thirty (30) days thereafter. At the closing, the Exercising Member shall transfer its Membership Interest to the Recipient free and clear of any and all encumbrances.

        (d) If the Recipient elects to proceed pursuant Section 8.3(b)(ii), the Members shall, within thirty (30) days after receipt of the Notice of Election, execute such documents and instruments reasonably required to cause the purchase and sale of the Recipient's Membership Interest at a purchase price which bears the same proportional relationship to its Membership Interest as the purchase price set forth in the Sale Notice or Appraisal Notice, as the case may be, bears to the Exercising Member's Membership Interest, and on such terms and conditions that are equivalent to the terms and conditions specified in the Sale Notice or Appraisal Notice, as the case may be. The closing of such sale shall take place as soon as practicable, but in any event within thirty (30) days thereafter. At the closing, the Recipient shall transfer its Membership Interest to the Exercising Member free and clear of any and all encumbrances.

        Section 8.4 RIGHT OF FIRST REFUSAL.

        (a) If any Member wishes to transfer all of its Membership Interest (such person or entity wishing to transfer its Membership Interest, the "Offering Member") to any person other than pursuant to Sections 8.2 or 8.3 above (hereafter referred to as a "Third Party") and receives a bona fide offer from such Third Party, such Offering Member shall deliver a written notice (an "Offer Notice") to the other Members (the "Remaining Members"). The Offer Notice will describe in reasonable detail the offer from the Third Party, including the percentage of the Membership Interest being offered (the "Offered Membership Interest"), the purchase price and all other material terms and conditions of the proposed transfer. As used in this Section 8.4(a), the term "bona fide offer" means an offer not contingent on the Third Party obtaining necessary financing or subject to any other material contingency, is made with express recognition by the Third Party of the rights set forth in Section 8.5 below, and is received from a Third Party which the Offering Member reasonably believes has the financial resources to purchase the Offered Membership Interests and, if required, such additional Membership Interests in accordance with Section 8.5 below.

        (b) Upon receipt of an Offer Notice from an Offering Member, the Remaining Members shall have the option (the "Member Option") to purchase at the price and on the terms and conditions specified in the Offer Notice, all or any part of such Remaining Member's

Proportionate Share (as defined below) of the Offered Membership Interest by notifying the Offering Member and the other Remaining Members in writing (the "Member Notice") within ten (10) Business Days after the date of receipt of the Offer Notice (the "First Offer Exercise Period") whether and to what extent such Remaining Member intends to exercise the Member Option. If any Remaining Member fails to exercise its Member Option as to all of its Proportionate Share of the Offered Membership Interest, then any of the other Remaining Members shall have the right to purchase all or part of the Offered Membership Interest that such Remaining Member has elected not to purchase by amending its respective Member Notice within five (5) Business Days after the date that it receives notice that any other Remaining Member has so declined to exercise its Member Option in full. Failure to deliver the Member Notice within the applicable periods shall constitute a waiver of the applicable Remaining Member's purchase right as to the Offered Membership Interest. For purposes of this Section 8.4, "Proportionate Share" shall mean the product obtained by multiplying (i) the Offered Membership Interest by (ii) a fraction, the numerator of which is the percentage of the Membership Interests held by the applicable Remaining Member and the denominator of which is the aggregate percentage of all the Membership Interests held by the other Remaining Members who did elect to purchase a portion of the Offered Membership Interest.

        (c) If the Remaining Members elect to purchase all of the Offered Membership Interest in accordance with this Section 8.4, the Offering Member shall have the obligation to sell such Offered Membership Interest to the Remaining Members electing to so purchase. Otherwise, subject to Section 8.5, the Offering Member may sell to the Third Party the Offered Membership Interest within 120 days after the expiration of the First Offer Exercise Period, provided the purchase price for such Offered Membership Interest is no less than the purchase price contained in the Offer Notice and the other terms offered to such Third Party are no more favorable to such Third Party than those contained in the Offer Notice. If such sale to such Third Party is not consummated within the time period specified herein, the Offered Membership Interest shall again be subject to the restrictions contained in this Operating Agreement.

        (d) The closing for any purchase of the Offered Membership Interest by the Remaining Members shall be held at the offices of the Company no later than the 90th day after the date of the Offer Notice or at such other time and place as the parties shall agree. At the closing, each applicable Remaining Member shall pay for its applicable share of the Offered Membership Interest in accordance with the terms of the Offer Notice.

        (e) Neither the Company nor any transfer agent shall give any effect in the Company's records to any transfer that does not fully comply with the provisions of this Article VIII.

        Section 8.5 RIGHTS OF INCLUSION (TAG ALONG RIGHTS).

        (a) In addition to the terms and provisions set forth in Section 8.4 above, an Offering Member shall not transfer or otherwise dispose of any of its Membership Interests to a Third Party unless the terms and conditions of such sale or other disposition include a written offer by the Third Party to purchase or otherwise acquire from the Remaining Members the Membership Interests of such Remaining Members (determined in accordance with Section 8.5(b) below) on the same terms and conditions as those made to the Offering Member (the "Third Party Offer").

        (b) An Offering Member shall give notice of any intended transfer to a Third Party its Membership Interests (a "Tag-Along Transfer") to the Remaining Members. Such notice (the "Tag-Along Notice") shall set forth the material terms and conditions of such proposed Tag-Along Transfer, including the name of the Third Party, the amount of Membership Interests proposed to be transferred by the Offering Member (the "Tag-Along Interests"), the purchase price per percentage of Membership Interest proposed to be paid therefor, the payment terms and type of Tag-Along Transfer to be effectuated, and any other material terms and conditions of such proposed Tag-Along Transfer. Within twenty (20) Business Days following the delivery of the Tag-Along Notice by the Offering Member, each Remaining Member shall have the right, but not the obligation, to participate in such Tag-Along Transfer by transferring up to a fraction of such Remaining Member's Membership Interests which is equal to the fraction, the numerator of which is the Tag-Along Interests and the denominator of which is the total Membership Interests held by the Offering Member immediately prior to the Tag-Along Transfer. Any participation in a Tag-Along Transfer by a Remaining Member shall be on the same terms and conditions as the proposed Tag-Along Transfer by the Offering Member. Notwithstanding the foregoing, in the event that ESNI delivers to CRC a written legal opinion of counsel, such counsel being located in ESNI's jurisdiction of incorporation and having a nationally recognized expertise in such jurisdiction's corporation law, stating that it cannot opine that ESNI's sale of its Membership Interests pursuant to this
Section 8.5 does not require the prior approval of ESNI stockholders, ESNI shall, within ten (10) Business Days following the delivery of the Tag-Along Notice by the Offering Member, send written notice to the Offering Member of its desire to participate in the Tag-Along Transfer subject to stockholder approval and shall have 60 days (and an additional 15 days if ESNI receives comments from the Securities and Exchange Commission with respect to such stockholder approval) following delivery of the Tag-Along Notice by the Offering Member to obtain such stockholder approval.

        (c) At the closing of any proposed Tag-Along Transfer in respect of which a Tag-Along Notice has been delivered, the Offering Member, together with all Tag-Along Offerees electing to transfer Membership Interests in accordance with this Section 8.5, shall deliver to the Third Party certificates or other instruments evidencing the Membership Interests to be transferred pursuant hereto and all other documents to be delivered in connection with the transfer and shall receive in exchange therefor the consideration to be paid or delivered by the Third Party in respect of such Membership Interests as described in the Tag-Along Notice.

        Section 8.6 DRAG-ALONG OBLIGATION.

        (a) Subject to Section 8.4, so long as CRC owns at least 10% of the Membership Interests, if CRC approves a sale, transfer, or other disposition (including by merger, consolidation or other business combination) to a Person that is not an Affiliate of CRC, of (i) all of the Membership Interests or (ii) all or substantially all of the assets of the Company and its subsidiaries determined on a consolidated basis (each an "Approved Sale"), each Member shall consent to and raise no objection to the Approved Sale or the process pursuant to which the Approved Sale was arranged, waive any dissenter's rights and other similar rights, and (1) if the Approved Sale is structured as a sale of Membership Interests, shall agree to sell all Membership Interests owned by such Member on the terms and conditions approved by CRC, (2) if the Approved Sale is structured as a merger or consolidation, each Member shall vote in favor thereof, and (3) if the Approved Sale is structured as a sale of all or substantially all of the assets of the Company and a subsequent dissolution and liquidation of the Company, each Member Party shall vote in favor thereof and will vote in favor of the subsequent dissolution and liquidation of the Company; provided, however, that in no event shall ESNI be required to consent to any Approved Sale if the Fair Market Value of the aggregate consideration to be received by ESNI from such Approved Sale is less than the then outstanding principal amount under the Promissory Notes. Each Member will take all necessary and desirable actions as directed by CRC in connection with the consummation of any Approved Sale, including, without limitation, executing the applicable purchase agreement and granting identical indemnification rights. Notwithstanding the foregoing, no Member shall be required to agree to (1) make representations and warranties in connection with such Approved Sale, except representations and warranties with respect to such Member and such Member's Membership Interest, and (2) indemnify the buyer or any other Person in connection with such Approved Sale or make a payment in connection with a purchase price adjustment for an amount in excess of the lesser of (I) its pro rata share of such indemnification or purchase price adjustment obligation, other than indemnification obligations with respect to representations and warranties regarding such Member or (II) the proceeds such Member receives in such Approved Sale.

        (b) The obligations of each Member with respect to an Approved Sale are subject to the satisfaction of the following condition: upon the consummation of the Approved Sale, each Member will receive the same form and amount of consideration as each other Member (proportional to each Member's Membership Interest) or if any Members are given an option as to the form and amount of consideration to be received, all Members shall be given the same option. In addition, the obligations of ESNI with respect to an Approved Sale is subject to the receipt by ESNI of an amount of consideration equal to at least the then outstanding principal amount under the Promissory Notes.

        (c) All Members shall bear their pro rata share of any reasonable costs related to the Approved Sale, to the extent such costs are not otherwise paid by the Company or the acquiring party (provided that no Member shall be obligated to bear any costs in excess of the proceeds payable to such Member in such Approved Sale). Costs incurred by Members on their own behalf will not be considered costs of the transaction hereunder.

        Section 8.7 REDEMPTION OF ESNI'S MEMBERSHIP INTERESTS.

        (a) Upon the written request (the "Redemption Request") of ESNI to the Company, delivered on the maturity date of the Promissory Notes, that all of ESNI's Membership Interests be redeemed (a "Mandatory Redemption"), subject to obtaining any necessary lender consent without cost or expense (other than costs or expenses that ESNI is willing to bear), the Company shall redeem from ESNI its Membership Interests by payment in cash of an amount equal to the Mandatory Redemption Price. Subject to the foregoing, the Company agrees to use commercially reasonable efforts to obtain, or cooperate with ESNI to obtain, such necessary lender consents. In addition, CRC agrees that during such time that the Company and ESNI are attempting to obtain the necessary lender consent, such time period not to exceed thirty (30) days from the date of the Redemption Request, CRC will not foreclose or take any other action to enforce its rights under the Promissory Notes. During such thirty-day period, interest, including any applicable default interest, shall continue to accrue pursuant to the Promissory Notes. As used herein:

        "Mandatory Redemption Price" equals 50% of the Appraised Value.

        "Appraised Value" means the amount that a willing buyer would pay to a willing seller for ESNI's Membership Interests, as determined by the Approved Banker in accordance with the provisions of this Section 8.7.

        "Banker" means an individual affiliated with a nationally or regionally recognized investment banking, accounting or financial consulting firm, in his or her capacity as a member or senior employee of such firm, such firm to be unaffiliated with CRC or the Company, with recognized expertise in the field of appraising non-public entities in the businesses that the Company is engaged.

        (b) Within 10 Business Days of the Company's receipt of the Redemption Request, the Company shall provide ESNI with a list of three (3) Bankers. Within 10 Business Days of ESNI's receipt of such list, ESNI shall select a Banker (the "Approved Banker") from such list to determine the Appraised Value and shall inform the Company in writing of such selection. If ESNI fails to timely select a Banker, the Company may select a Banker from such list and such Banker selected by the Company shall for all purposes be the Approved Banker.

        (c) At the time of its appointment, the Approved Banker shall be instructed to deliver to the Company and ESNI within thirty (30) days of its appointment, such firm's determination of the Appraised Value as of the date of the Company's receipt of the Redemption Request, together with an explanation, in reasonable detail, of the assumptions, factual bases and methodology used to make its determination. In making its determination of the Appraised Value, the Approved Banker shall consider all relevant factors, including, without limitation: (i) the liquidity of ESNI's Membership Interests; (ii) the percentage of the total Membership Interests represented by ESNI's Membership Interests; (iii) the general voting and management rights represented by ESNI's Membership Interests; (iv) the effect of the Management Services Agreement; (v) the history of and likelihood of continuing and/or future cash distributions by the Company with respect to ESNI's Membership Interests; (vi) industry and competitive factors in the businesses that the Company is engaged at the time of the Redemption Request; and (vii) general economic and business factors. The Company or ESNI, as the case may be, shall provide the other with a copy of the appointment and letter of instruction simultaneously with its delivery to the Approved Banker. The fees and expenses of the Approved Banker shall be borne by ESNI.

        (d) Notwithstanding the foregoing, if the Mandatory Redemption Price as finally determined is greater than the outstanding aggregate balance under the Promissory Notes (including accrued and unpaid interest thereunder, the "Outstanding Balance"), then the Mandatory Redemption Price shall equal the Outstanding Balance. It is further acknowledged that if there is no Outstanding Balance, this Section 8.7 in its entirety shall be of no force and effect.

        (e) The Company shall redeem ESNI's Membership Interests no later than thirty (30) days after the final determination of the Mandatory Purchase Price. Such date shall be the "Mandatory Redemption Date" as described herein. Payment of the Mandatory Redemption Price by the Company to ESNI shall be made pursuant to, and in accordance with, the following:

               (i) In the event that ESNI is required to indemnify CRC pursuant to, and in accordance with, Article VIII of the ESNI Contribution Agreement, all distributions otherwise payable to ESNI hereunder shall be withheld and paid directly to CRC to the extent necessary to discharge fully and completely ESNI's indemnity obligations to CRC thereunder.

               (ii) After giving effect to clause (i) above, the remaining Mandatory Redemption Price shall be withheld and paid directly to CRC to repay ESNI's outstanding obligations to CRC under the Promissory Notes.

        Section 8.8 ADJUSTMENTS IN MEMBERSHIP INTERESTS. (a) CRC shall have an option to purchase (the "Interest Purchase Option") Membership Interests of ESNI representing up to an aggregate of 17% of all Membership Interests as follows:

               (i) Membership Interests of ESNI representing up to, and including, 2% of the Membership Interests at a price of $150,000 for each 1% Membership Interest purchased;

               (ii) Membership Interests of ESNI representing up to an additional 5% of the Membership Interests at a price of $200,000 for each 1% Membership Interest purchased; and

               (iii) Membership Interests of ESNI representing up to an additional 10% of the Membership Interests at a price of $250,000 for each 1% Membership Interest purchased;

provided that, if (1) there is a Change of Control of ESNI (as defined below),
(2) ESNI, or an authorized appointee, initiates a bankruptcy proceeding on ESNI's own behalf, or (3) ESNI defaults on, or fails to perform, any of its material obligations under any of the Additional Agreements or this Operating Agreement (each such event, a "Relevant Event"), then the exercise prices described in clause (i), (ii) or (iii) of this Section 8.8(a) shall be reduced by $50,000 for each 1% Membership Interest purchased by CRC under this Section 8.8(a). For purposes of this Operating Agreement, a "Change in Control" shall be deemed to have occurred if the majority of the Board of Directors of ESNI shall not be composed of (i) individuals who compose ESNI's Board as of the date hereof, (ii) individuals listed on Schedule B hereto and/or (iii) individuals approved in writing by CRC at the time of their election or appointment (which approval shall not be unreasonably withheld).

        So long as no Relevant Event takes place, CRC shall not exercise this Interest Purchase Option for eighteen (18) months from the Effective Date and shall give ESNI at least sixty (60) days' notice of its intention to exercise such option ("Option Exercise Notice"), in whole or in part. The Interest Purchase Option shall be exercisable by CRC for five (5) years from the Effective Date or, if later, until two (2) years after ESNI fully and completely fulfills its obligations and discharges its debt under the Promissory Notes.

        (b) If CRC elects to proceed pursuant to this Section 8.8, the Members shall, within thirty (30) days after ESNI's receipt of the Option Exercise Notice, execute such documents and instruments reasonably required to cause the purchase and sale of ESNI's Membership Interests at the purchase price and the terms and conditions specified in this Section, as the case may be, and the closing of such sale shall take place as soon as practicable, but in any event within thirty (30) days thereafter. At the closing, ESNI shall transfer its Membership Interests to CRC free and clear of any and all encumbrances (other than liens in favor of CRC).

        (c) In the event that the Management Services Agreement is terminated for any reason other than for Cause (as defined in the Management Services Agreement) by any Person other than CRC or its affiliates, and provided that at the time of such termination of the Management Services Agreement CRC has not exercised its Interest Purchase Option under this Section 8.8, ESNI shall transfer to CRC 1% of its Membership Interest, executing such documents and instruments reasonably required to effectuate such transfer, within thirty (30) days of such termination. ESNI shall transfer the 1% Membership Interest to CRC free and clear of any and all encumbrances.

        Section 8.9 CONSENT OF ESNI STOCKHOLDERS. In the event that ESNI delivers to CRC a written legal opinion of counsel, such counsel being located in ESNI's jurisdiction of incorporation and having a nationally recognized expertise in such jurisdiction's corporation law, stating that it cannot opine that ESNI's compliance with Sections 8.3 and 8.6 of this Operating Agreement does not require the prior approval of ESNI stockholders, ESNI shall not be required to take any actions required under Sections 8.3 and 8.6 prior to obtaining such stockholder approval and shall use its best efforts to obtain such stockholder approval as promptly as practicable.

        Section 8.10 INVALID TRANSFERS VOID. Notwithstanding anything contained herein to the contrary, no transfer of a Membership Interest may be made if such transfer (i) would violate the registration requirements of then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, state securities commissions, or rules and regulations of any other government agencies with jurisdiction over such transfer or (ii) would affect the Company's existence or qualification under the Act. In the event a transfer of a Membership Interest is otherwise permitted hereunder, notwithstanding any provision hereof, no Member shall transfer all or any portion of such Member's Membership Interest unless and until such Member, upon the request of the Company, delivers to the Company an opinion of counsel, addressed to the Company, reasonably satisfactory to the Company, to the effect that (a) such Membership Interest has been registered under the Securities Act and any applicable state securities laws, or that the proposed transfer of such Membership Interest is exempt from any registration requirements imposed by such laws and (b) that such transfer will not result in the Company being taxed as a corporation or as an association taxable as a corporation. Such opinion shall not be deemed delivered until the Company confirms to such Member that such opinion is acceptable, which confirmation will not be unreasonably withheld. Any purported transfer of any Membership Interest or any part thereof not in compliance with this Article VIII shall be void and of no force or effect and the transferring Member shall be liable to the other Members and the Company for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and disbursements) arising as a result of such noncomplying transfer.

        Section 8.11 CHANGE IN OWNERSHIP.

        (a) For purposes of this Operating Agreement, a "Change in Ownership" of a Member shall be deemed to have occurred when (i) any Person that does not beneficially own or control, directly or indirectly, 50% or more of the outstanding voting power of such Member or is not a direct or indirect wholly-owned subsidiary of a Person beneficially owning or controlling, directly or indirectly, 50% or more of the outstanding voting power of such Member (an "Unaffiliated Entity"), shall acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or series of related transactions), or otherwise beneficially own or control 50% or more of the outstanding voting power of such Member or any Unaffiliated Entity which, directly or indirectly, through the ownership of one or more majority-owned successive subsidiary Entities, owns more than 50% of the outstanding voting power of or controls such Member (a "Control Entity") or (ii) an Unaffiliated Entity, or group or persons acting in concert therewith, shall acquire the power to direct or cause the direction of the management and policies of such Member or a Control Entity thereof; provided that the foregoing shall not be deemed to extend to any grant or transfer of outstanding voting power in such Member pursuant to a plan of internal reorganization undertaken solely for administrative or tax purposes.

        (b) Any Change in Ownership of a Member shall be deemed for all purposes hereof to be a proposed transfer of the Membership Interest of such Member to the Unaffiliated Entity and shall be subject to all of the terms, conditions and restrictions set forth in this Article VIII.

        Section 8.12 EFFECT OF TRANSFER; EXCLUSIONS.

        (a) In addition to satisfaction of Section 8.1 above, no assignee or transferee of all or part of a Membership Interest in the Company shall have the right to become admitted as a Member, unless and until:

               (i) The assignee or transferee has executed an instrument reasonably satisfactory to the General Manager accepting and adopting the provisions of this Operating Agreement; and

               (ii) The assignee or transferee has paid all reasonable expenses of the Company requested to be paid by the General Manager in connection with the admission of such assignee or transferee as a Member.

        (b) A Person who is a permitted assignee or transferee of a Membership Interest in the Company transferred in compliance with the provisions of this Article VIII shall be admitted to the Company as a Member and shall receive a Membership Interest in the Company without making a contribution or being obligated to make a contribution to the Company and shall thereupon be bound by the provisions of this Operating Agreement.

                                   ARTICLE IX
                    DISSOLUTION; TERMINATION; REORGANIZATION

        Section 9.1 DISSOLUTION. The Company shall be dissolved only upon the occurrence of any of the following events:

        (a)    By the written consent of all Members; and

        (b) Upon the occurrence of any of the events set forth in Section 18-801 of the Act, except as may be provided to the contrary in this Operating Agreement as permitted by the Act.

        Section 9.2 EVENTS OF BANKRUPTCY OF MEMBER. Without limiting the generality of Section 9.1, the occurrence of any of the events set forth in this Section with respect to any Member shall not result in the dissolution of the Company. Such Member shall cease to be a Member of the Company, but shall, however, retain its interest in allocations and distributions, upon the happening of any of the following bankruptcy events:

        (a)    A Member takes any of the following actions:

               (i)    Makes an assignment for the benefit of creditors;

               (ii)   Files a voluntary petition in bankruptcy;

               (iii) Is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding;

               (iv) Files a petition or answer seeking for it any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

               (v) Files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; or

               (vi) Seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for itself or for all or any substantial part of its properties; or

        (b) One hundred twenty (120) days after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety
(90) days after the appointment without the consent or acquiescence of the Member, of a trustee, receiver or liquidator of the Member or of all or any substantial part of the properties of the Member, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

        Section 9.3 WITHDRAWAL OF MEMBERS. No Member shall have the right to withdraw from the Company except following a transfer of its Membership Interest in accordance with Section 8.1. However, if despite such prohibition a Member gives the Company notice (which must be in writing) of its desire to wrongfully withdraw from the Company, upon the Company's receipt of such written notice from such Member, such Member shall cease to be a Member of the Company, and such withdrawal shall be deemed wrongful. The withdrawal of a Member (wrongful or otherwise) shall not result in the dissolution of the Company.

        Section 9.4 WINDING UP.

        (a) Upon the dissolution of the Company, the General Manager shall engage an independent third Person reasonably known and respected in the field to wind up the affairs of the Company (the "Liquidating Trustee"). All actions taken by the Liquidating Trustee in respect of such winding up shall be taken in accordance with this
Section 9.4 and with Section 9.5. The Liquidating Trustee shall be entitled to receive such compensation for its services as may be approved by the General Manager. The Liquidating Trustee may resign only upon at least fifteen (15) days' notice to the General Manager. The Liquidating Trustee may be removed by the General Manager in accordance with Section 4.1(h) upon fifteen (15) days' notice. Within fifteen (15) days of the effective date of such resignation or removal, the General Manager shall engage a replacement who shall succeed to all the rights, powers and obligations of its predecessor.

        (b) The Liquidating Trustee may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the business of the Company, dispose of and convey the property of the Company, discharge or make reasonable provision for the liabilities and obligations of the Company, including all contingent, conditional or unmatured liabilities and obligations, and distribute to the Members any remaining assets of the Company, all in accordance with
Section 9.5 and without affecting the liability of the Members and the General Manager and without imposing liability on the Liquidating Trustee.

        (c) The Liquidating Trustee shall exercise all powers conferred upon the Tax Matters Member to the extent necessary in its good faith judgment to effect the liquidation, and the Tax Matters Member shall not interfere with or duplicate the exercise of such powers.

        Section 9.5 LIQUIDATION AND DISTRIBUTION OF ASSETS.

        (a) In the event of a dissolution of the Company, the Liquidating Trustee shall use all commercially reasonable efforts to effect a sale of the Company as a going concern. In the event that no buyer can be found to purchase the Company as a going concern, the Liquidating Trustee shall offer for sale the separate assets of the Company. All sales, whether of the Company as a going concern or of separate assets, shall be at the best price reasonably available.

        (b) Any proceeds from a sale of the Company or its assets shall be distributed as follows:

               (i) First, to creditors, including the Members and the General Manager who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made; and

               (ii) Then, to the Members in proportion to their positive Adjusted Capital Accounts.

        Section 9.6 REORGANIZATION. The General Manager may, in connection with an initial public offering of the Company, cause the Company to convert (a "Rollup") from the limited liability company form to the corporate form (such successor corporate form, whether effected by contribution of Membership Interests, contribution of assets, merger, reorganization or otherwise, the "Reorganized Company"). Each Member shall consent to and raise no objections against, and shall take all actions reasonably necessary and desirable (to the extent permissible in his, her or its capacity as such person) to effect such an approved Rollup. It is the intention of the Members that any Rollup shall be effected in a manner that (a) does not modify the economic terms of this Operating Agreement and (b) avoids or minimizes to the maximum extent possible
(i) any limitations for purposes of Rule 144 under the Securities Act on the tacking by a Member of the holding periods of Membership Interests surrendered in such exchange to the holding periods of the new securities respectively issued, and (ii) the recognition of taxable income by the Company or the Members as a result of such exchange.

                                    ARTICLE X
                             ADDITIONAL UNDERTAKINGS

        Section 10.1 CONFIDENTIALITY.

        (a) Maintenance of Confidentiality. Each of the Members shall, during the term of this Operating Agreement and at all times thereafter, maintain in confidence all confidential and proprietary information and data of the Company and that the other Members or its Affiliates disclosed to it (the "Confidential Information"). Each of the Members further agrees that it shall not use the Confidential Information during the term of this Operating Agreement or at any time thereafter for any purpose other than the performance of its obligations or the exercise of its rights under this Operating Agreement. The Company and each Member shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their Affiliates and their respective officers, directors, employees, agents or consultants.

        (b) Permitted Disclosures. Nothing herein shall prevent the Company, any Member, or any employee, agent or consultant of the Company or any Member (in such capacity, the "Receiving Party") from using, disclosing or authorizing the disclosure of any information it receives in the course of the business of the Company from the Company or another Member (in such capacity, the "Disclosing Party") which:

               (i) Becomes publicly available without default hereunder by the Receiving Party;

               (ii) Is lawfully acquired by the Receiving Party from a source not known to the Receiving Party to be under any obligation to the Disclosing Party regarding disclosure of such information;

               (iii) Is in the possession of the Receiving Party in written or other recorded form at the time of its disclosure hereunder;

               (iv) Is non-confidentially disclosed to any third party by or with the permission of the Disclosing Party; or

               (v) The Receiving Party believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange; provided that the Receiving Party consults with the other Members prior to making such disclosure.

        Section 10.2 RETURN OF CONFIDENTIAL INFORMATION. Upon expiration or termination of this Operating Agreement, the Receiving Party shall return to the Disclosing Party all requested Confidential Information of the Disclosing Party, including all copies thereof, in the possession or under the control of it, its Affiliates or any of their respective personnel, or, at the Disclosing Party's option, destroy or purge all such Confidential Information from its and its Affiliates' systems and files and deliver to the Disclosing Party a written confirmation that such destruction and purging have been carried out.

        Section 10.3 NO LICENSE. The furnishing of Confidential Information of the Disclosing Party to the Receiving Party shall not constitute any grant of license to the Receiving Party except (i) for the purposes of performing under this Operating Agreement, (ii) as otherwise expressly provided in this Operating Agreement or (iii) as hereafter expressly agreed in writing by the Disclosing Party.

        Section 10.4 NO HIRE. During the term of this Operating Agreement, each Member agrees, and for one (1) year after the withdrawal of a Member or transfer of a Member's Membership Interest in accordance with this Operating Agreement or otherwise, such withdrawing or transferring Member agrees, that it shall not, and shall make its best efforts to cause its Affiliates to not, directly or indirectly, (i) solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company in favor of a relationship with such Member or Affiliate, as the case may be, or any other Person or (ii) hire or retain the services of any such employees or consultants; provided that this obligation shall not apply to consultants who regularly provide services concurrently to multiple clients in the normal course of their business, to the extent that the hiring or retention of such consultants is not likely to materially impair the ability of such consultants to provide services to the Company. In addition, the Company and each Member agrees that, for one (1) year after the proper withdrawal of a Member or transfer of a Member's Membership Interest in accordance with this Operating Agreement, it shall comply with the foregoing restrictions applied with respect to the employees and consultants of such withdrawing or transferring Member.

        Section 10.5 NON-COMPETITION. The Company and the other Members acknowledge that CRC and its Affiliates engage in the same or similar activities or lines of business as the Company and have an interest in the same area of business opportunities. The Company and the other Members agree that CRC and its Affiliates shall have the right to (a) subject to Section 10.6 below, engage in the same or similar business activities or lines of business as the Company, (b) do business with any client or customer of the Company and (c) Section 10.4 notwithstanding, employ or otherwise engage any officer or employee of the Company if (i) prior to employment by the Company such person was an officer, director or employee of CRC or an Affiliate thereof, or (ii) such employment or engagement by CRC or its Affiliate would not harm the Company in any significant manner, and neither CRC nor any Affiliate thereof, nor any officer, director, employee, agent or other representative of CRC or such Affiliate, shall be liable to the Company or any Member by reason of any such activities of CRC or its Affiliates or of such Person's participation therein.

        Section 10.6 BUSINESS OPPORTUNITIES. In the event that (a) CRC or any of its Affiliates, or (b) any officer, director or employee of the Company who is also an officer, director or employee of CRC or any Affiliate thereof, acquires knowledge of a potential transaction or matter which may be a business opportunity for both the Company and CRC or any of its Affiliates, such business opportunity shall belong only to CRC and not to the Company, and any such officer, director or employee of the Company shall treat such business opportunity as belonging only to CRC and not to the Company, subject to the following sentence. In the case of clause (b) of the preceding sentence, the General Manager shall determine in good faith whether, based on the circumstances under which such individual acquired his or her knowledge, such business opportunity instead was offered to such individual solely in his or her capacity as an officer, director or employee of the Company ("Company Capacity").

        For purposes of the foregoing determination, there shall be a presumption that such business opportunity was offered to such person in his capacity as an officer, director or employee of CRC or any Affiliate thereof. In the event the General Manager determines that it was so offered to such person in his Company Capacity, such business opportunity shall belong only to the Company and not to CRC and such officer, director or employee shall treat such business opportunity as belonging only to the Company and not to CRC. With respect to any business opportunity belonging to CRC pursuant to this Section 10.6, CRC shall decide how to allocate and pursue such business opportunity based on its sole determination of what is in the best interests of CRC. The General Manager's good faith determination of the allocation of business opportunities pursuant to this Section shall be conclusive and binding for all purposes.

        The foregoing notwithstanding, and in order to minimize the circumstances subject to the preceding paragraph, the Members and the Company agree as follows:

        (a) Each of the following business activities shall be deemed the exclusive business opportunities of the Company ("Company Opportunities"):

               (i) Messaging and/or directory services, architecture and design;

               (ii)   Hosting; and

               (iii) Any new CRC Opportunities to be performed in Connecticut or Westchester County, New York.

        All Company Opportunities, whether originated by Company representatives or CRC representatives, shall belong to the Company, subject to subsection (c) below.

               (b) Each of the following business activities shall be deemed the exclusive business opportunities of CRC ("CRC Opportunities"):

               (i)    Support Services;

               (ii)   Programming;

               (iii)  Life cycle services/help desk services; and

               (iv)   Software development.

        All CRC Opportunities, whether originated by Company representatives or CRC representatives, shall belong to CRC.

        (c) In the event that the General Manager makes a good faith determination that the Company does not have the financial resources to execute on any new Company Opportunity, CRC shall be entitled to pursue such opportunity pursuant to this Article X, and such opportunity shall be deemed a CRC Opportunity.

        (d) Company Opportunities originated by CRC shall be billed and collected by CRC. Subject to the provisions hereof, CRC shall promptly forward the appropriate funds to the Company following receipt thereof.

        Section 10.7 ALLOCATION OF EXPENSES. Shared expenses and overhead of CRC and the Company shall be allocated between the Company and CRC based on relative revenues, as adjusted, such allocation being subject to reasonable adjustments by the General Manager if the General Manager determines in its good faith judgment that such allocation is not reasonable under the circumstances. Project based expenses overhead will be allocated in the General Manager's reasonable good faith judgment based on which entity is servicing such project. Further:

               (i) the General Manager shall provide to the Members quarterly reports of how such expenses and overhead are allocated (the "Expense Allocation Report");

               (ii) upon receiving a Quarterly Expense Allocation Report from the General Manager, each Member shall have thirty (30) days to object to such Expense Allocation Report;

               (iii) any objections to a Expense Allocation Report must be made based on the entire Expense Allocation Report and not on a line item basis;

               (iv) the General Manager shall have fifteen (15) days from receipt of an objection to respond to the objecting Member;

               (v) upon receipt of the General Manager's response to an objection, there shall be a ten (10) day period for the parties to resolve any further disputes related to the objection, after which any remaining disputes shall be handled pursuant to and in accordance with the dispute resolution provisions of Sections 4.2(a) and (b) and Section
        12.12 of this Operating Agreement, subject to subsection (vii) below;

               (vi) in the event that an objection to an Expense Allocation Report is submitted to an arbitrator pursuant to Section 12.12 of this Operating Agreement, such Expense Allocation Report shall be adjusted by the General Manager to conform to the arbitrator's findings and judgment;

               (vii) in the event that the arbitrator's findings (x) uphold the General Manager's original Expense Allocation Report, (y) show any discrepancy in favor of ESNI from the original Expense Allocation Report or (z) show a discrepancy in favor of CRC of less than or equal to 5% from the original Expense Allocation Report, ESNI shall, notwithstanding the provisions of Section 12.12 of this Operating Agreement, pay all expenses related to the arbitration, and CRC shall pay a penalty to ESNI equal to the amount of any discrepancy between the original Expense Allocation Report and the arbitrator's findings;

               (viii) in the event that there is a discrepancy of more than 5% in favor of CRC between the arbitrator's findings and the original Expense Allocation Report, CRC shall, (x) notwithstanding the provisions of Section 12.12 of this Operating Agreement, pay all expenses related to the arbitration and (y) if the discrepancy shall be deemed the result of CRC's willful or intentional misconduct, pay a penalty to ESNI equal to such discrepancy.

                                   ARTICLE XI
                    BOOKS; REPORTS TO MEMBERS; TAX ELECTIONS

        Section 11.1 BOOKS AND RECORDS.

        (a) As part of its general administrative duties for the Company, the General Manager shall maintain or cause to be maintained proper and complete books and records in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in the detail and completeness customary and usual for businesses of the type engaged in by the Company. The Company's financial statements shall be kept on the accrual basis and in accordance with GAAP. The Company's financial statements shall be audited annually by independent certified public accountants selected by the General Manager. The fact that such independent certified public accountants may audit the financial statements of one or more of the Members or their Affiliates shall not disqualify such accountants from auditing the Company's financial statements.

        (b) At a minimum, the Company shall keep such books and records as may be required by the Act and such other books and records as are customary and usual for businesses of the type engaged in by the Company.

        (c) Each Member or its duly authorized representatives shall have the right, during normal business hours, to inspect and copy the Company's books and records at the requesting Member's expense.

        (d) The Members shall have the right to cause the Company to take all actions necessary to afford, at the requesting party's expense, such party's independent certified public accountants access to the Company's books, records, General Manager, employees and agents to the full extent reasonably determined by such party's independent certified public accountants to be necessary in order to perform their audit or review of such party's financial statements. In addition, the internal auditors of each such party shall have full right of access to the Company's books, records, General Manager, employees and agents to the full extent reasonably determined by such party's internal auditors to be necessary in order to perform their audit or review of such party's financial statements; provided that in exercising such right, such internal auditors to the extent reasonably practicable shall coordinate their visits with those by internal auditors of other parties requesting access under this subsection.

        Section 11.2 REPORTING.

        (a) Monthly. The General Manager will deliver to the Members operating and financial reports for each month (other than quarter and year end) within 30 days following the end of that month, including balance sheet, operating statement, income statement, and detailed fee invoicing, including backup supporting expense changes.

        (b) Quarterly. The General Manager will deliver to the Members operating and financial reports for each quarter within 30 days following the end of that quarter, including balance sheet, operating statement, income statement, and detailed fee invoicing, including backup supporting expense changes.

        (c) Annual. The General Manager will deliver to the Members (1) unaudited financial statements, prepared in accordance with GAAP, not later than 45 days following the end of each Fiscal Year and (2) audited financial statements, prepared in accordance with GAAP, not later than 75 days following the end of each Fiscal Year.

        (d) Management Review. As part of its general management services, the General Manager shall review annually the Company's audited financial statements and operations with the Members in connection with the delivery to the Members of such financial statements or at such time and at such place as the Members and General Manager may mutually agree. Additionally, a Member may request additional interim presentations by the General Manager, at that Member's expense, subject to the availability of the General Manager or its appointees.

        (e) Tax Information. As part of its general management services, the General Manager shall, within ninety (90) days after the end of each Fiscal Year, supply to each Member all information necessary and appropriate to be included in each Member's income tax returns for that year.

        (f) Objection to Information from General Manager. Except as otherwise expressly provided in this Agreement, each Member shall have sixty
(60) days following receipt of any report, financial statements or information from the General Manager provided in accordance with this Agreement to object to any such report, financial statements or information. The General Manager shall have thirty (30) days from receipt of an objection to respond to the objecting Member. Upon receipt of the General Manager's response to an objection, there shall be a fifteen (15) day period for the parties to resolve any further disputes related to the objection, after which any remaining disputes shall be handled pursuant to and in accordance with the dispute resolution provisions of Sections 4.2(a) and (b) and Section 12.12 of this Operating Agreement.

        Section 11.3 TAX MATTERS MEMBER.

        (a) Subject to Section 9.4(c), CRC is hereby appointed and shall serve as the tax matters Member of the Company (the "Tax Matters Member") within the meaning of IRC Section 6231(a)(7) for so long as it is not the subject of a bankruptcy event as defined in Section 9.2 and otherwise is entitled to act as the Tax Matters Member. The Tax Matters Member may file a designation of itself as such with the Internal Revenue Service. The Tax Matters Member shall (i) furnish to each Member affected by an audit of the Company income tax returns a copy of each notice or other communication received from the IRS or applicable state authority, (ii) keep such Member informed of any administrative or judicial proceeding, as required by IRC Section 6223(g), and (iii) allow such Member an opportunity to participate in all such administrative and judicial proceedings. The Tax Matters Member shall take such action as may be reasonably necessary to constitute the other Member a "notice partner" within the meaning of IRC Section 6231(a)(8); provided that the other Member provides the Tax Matters Member with the information that is necessary to take such action.

        (b) The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Member in its capacity as such. However, the Company shall reimburse the expenses (including reasonable attorneys' and other professional fees and disbursements) incurred by the Tax Matters Member in such capacity. Each Member who elects to participate in Company administrative tax proceedings shall be responsible for its own expenses incurred in connection with such participation. In addition, the cost of any adjustments to a Member and the cost of any resulting audits or adjustments of a Member's tax return shall be borne solely by the affected Member.

        (c) The Company shall indemnify and hold harmless the Tax Matters Member from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees and disbursements) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member's responsibilities as Tax Matters Member, so long as such act or decision was not the result of gross negligence, fraud, bad faith or willful misconduct by the Tax Matters Member. The Tax Matters Member shall be entitled to rely on the advice of legal counsel as to the nature and scope of its responsibilities and authority as Tax Matters Member, and any act or omission of the Tax Matters Member pursuant to such advice shall in no event subject the Tax Matters Member to liability to the Company or any Member.

        Section 11.4 TAX AUDITS/SPECIAL ASSESSMENTS. If a tax return of the Company or an individual Member with respect to an item or items of Company income, loss, deduction, etc., potentially affecting any tax liability of the Members generally is subject to an audit by the Internal Revenue Service (or other similar governmental agency), the General Manager may, in the exercise of their business judgment, determine that it is necessary to contest proposed adjustments to such return or items.

        Section 11.5 TAX ELECTIONS. The Company will elect to amortize organizational costs. The Company may file an election under IRC Section 754, in accordance with applicable Treasury Regulations, to cause the basis of the Company's property to be adjusted for federal income tax purposes as provided by IRC Section 734 and IRC Section 743. The determination whether to make and file any such election shall be made by the General Manager in its sole discretion.

        Section 11.6 TAXES AND CHARGES; GOVERNMENTAL RULES. Each Member shall
(a) promptly pay all applicable taxes and other governmental charge imposed on or against such Member, except to the extent (i) the failure to promptly pay such taxes or other governmental charges will not have a material adverse effect on the Company or its assets or (ii) any such taxes or other governmental charges are being contested in good faith by appropriate proceedings, and

(b) comply with all applicable governmental rules, except to the extent that such noncompliance will not have a material adverse effect on the Company.

                                   ARTICLE XII
                                  MISCELLANEOUS

        Section 12.1 BINDING EFFECT. This Operating Agreement shall be binding upon any Person who executes this Operating Agreement or any permitted transferee or permitted assignee of an interest in the Company.

        Section 12.2 ENTIRE AGREEMENT. This Operating Agreement and the Additional Agreements, when executed and delivered, contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of the parties with respect thereto.

        Section 12.3 AMENDMENTS. This Operating Agreement may not be amended except by the written agreement of all of the Members.

        Section 12.4 GOVERNING LAW; CONSENT TO JURISDICTION. This Operating Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the City, County and State of New York in respect of any enforcement proceeding arising out of or relating to this Operating Agreement, which courts shall have exclusive jurisdiction over and with respect to any such enforcement proceeding, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent such party may effectively do so under applicable law, trial by jury and any objection that such party may now or hereafter have to the laying of venue of any such enforcement proceeding brought in any such court and any claim that any such enforcement proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any manner permitted by law or to commence enforcement proceedings or otherwise proceed against the other party in any other jurisdiction.

        Section 12.5 NOTICES TO MEMBERS. Except as otherwise provided in this Operating Agreement, any notice, demand or communication to a Member required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally, sent by facsimile transmission or electronic mail (with confirmation of receipt), overnight express courier or registered or certified mail, postage/charges-prepaid, return receipt requested, and addressed to the Member (with a copy to counsel of the Member) as set forth on Schedule A. All such notices, demands and other communications will (i) if delivered personally to the address as provided in this Section 12.5, be deemed given upon delivery,
(ii) if delivered by facsimile or electronic mail transmission to the facsimile number or electronic mail address, as the case may be, as provided in this
Section 12.5, be deemed given upon receipt, (iii) if delivered by overnight or express courier to the address as provided in this Section 12.5, be deemed given on the earlier of the second Business Day following the date sent by such overnight or express courier or upon receipt and (iv) if delivered by mail in the manner described above to the address as provided in this Section 12.5, be deemed given on the earlier of the sixth Business Day following mailing or upon receipt, in each case regardless of whether such notice, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section
12.5. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice in accordance with this Section 12.5 specifying such change to the other party hereto at least ten
(10) Business Days prior to the effective date of such notice.

        Section 12.6 BANK ACCOUNTS. The Company shall maintain appropriate accounts at one or more financial institutions for all funds of the Company. Such accounts shall be used solely for the business of the Company. Withdrawal from such accounts shall be made only upon the signature of the General Manager and those persons authorized by the General Manager.

        Section 12.7 HEADINGS. The titles of the Articles and the headings of the Sections of this Operating Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Operating Agreement.

        Section 12.8 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

        Section 12.9 NO THIRD PARTY BENEFICIARIES. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any Person other than the parties to this Operating Agreement and their respective permitted successors and permitted transferees and assigns and the Persons entitled to the benefits of Article V of this Operating Agreement.

        Section 12.10 INTERPRETATION. It is the intention of the Members that, during the term of this Operating Agreement, the rights and obligations of the Members and their successors-in-interest shall be governed by the terms of this Operating Agreement, and that the right of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of any interest in the Company shall be subject to limitations and restrictions of this Operating Agreement. This Operating Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Operating Agreement to be drafted.

        Section 12.11 FURTHER ASSURANCES. ESNI shall, and shall cause its Affiliates to, use all commercially reasonable efforts to obtain the consents and perform such other acts as are required by Article VI of the ESNI Contribution Agreement as promptly as reasonably practicable. Upon the satisfaction of the conditions set forth in Article VI of the ESNI Contribution Agreement, each of CRC and ESNI shall, and shall cause their respective Affiliates to, promptly execute and deliver the Additional Agreements as required by Article VI of the ESNI Contribution Agreement. Each Member shall execute all such certificates and other documents and shall do all such other acts as the General Manager deem reasonably appropriate to comply with the requirements of law for the formation of the Company and to comply with any laws, rules, regulations and third-party requests relating to the acquisition, operation or holding of the property of the Company.

        Section 12.12 ARBITRATION. Subject to Section 4.2, the parties hereto agree that any and all disputes, claims or controversies arising out of or relating to this Operating Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. Either party may commence the arbitration process called for in this Operating Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

        Section 12.13 ILLEGALITY AND SEVERABILITY. If application of any one or more of the provisions of this Operating Agreement shall be unlawful under applicable law and regulations, then the parties will attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the terms of this Operating Agreement. Should any portion of this Operating Agreement be deemed unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portions were initially deleted.

        Section 12.14 INJUNCTIVE RELIEF. Each Member acknowledges that in the event of any breach of this Operating Agreement, including, without limitation, of Article X, the non-breaching Member(s) shall suffer irreparable injury not compensable by money damages and for which such non-breaching Member(s) shall not have an adequate remedy available at law. The non-breaching Member(s) shall be entitled to obtain, without the posting of any bond or other security, such injunctive or other equitable relief as may be reasonably necessary to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to such other rights as the non-breaching Member(s) may have under this Operating Agreement or applicable law.

        Section 12.15 AUTHORITY/NO CONFLICTS. Each Member represents and warrants as follows:

        (a) It, and to its best knowledge, each of its Control Entities, is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization;

        (b) It has full power and authority and legal right to execute and deliver this Operating Agreement and, when executed and delivered, any Additional Agreement to which it may be a party;

        (c) Its execution, delivery and performance of this Operating Agreement has been, and, when executed and delivered, all Additional Agreements to which it may be a party will have been, duly authorized by all necessary action;

        (d) This Operating Agreement and, when executed and delivered, each Additional Agreement to which it may be a party has been duly executed and delivered by it, as the case may be;

        (e) This Operating Agreement and, when executed and delivered, each Additional Agreement to which it may be a party constitutes its, as the case may be, legal, valid and binding obligation, enforceable in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by the availability of the remedy of specific performance; and

        (f) None of the execution, delivery or performance by it of this Operating Agreement and, when executed and delivered, any Additional Agreement to which it may be a party (i) will violate or conflict with its organizational documents, (ii) will result in any breach of or default under any other Contract to which it may be a party or (iii) is prohibited or, except as expressly disclosed in this Operating Agreement or any Additional Agreement to which it may be a party, requires it to obtain any consent, approval or authorization or make any registration or filing with any governmental authority or other Person.

        Section 12.16 PUBLICITY. Without the prior written consent of the other Members, no Member shall, and each will cause its representatives not to, make any release to the press or other public disclosure, or make any statement to any other Person other than their respective representatives, with respect to either the fact that discussions or negotiations are taking place concerning the collaboration between the parties hereto or the existence or contents of this Operating Agreement, except for such public disclosure as may be necessary for the disclosing Person not to be in violation of or in default under any applicable law, regulation, government order or securities exchange rules, in which event the disclosing Person shall use its commercially reasonable efforts to provide to the other Members in advance of such disclosure a copy of such disclosure to be made so that the other Members may comment upon such disclosure.

        Section 12.17 EXPENSES. Each Member shall pay its own expenses incident to the negotiation and preparation of this Operating Agreement and the Additional Agreements and the consummation of the transactions provided for herein and therein (including, without limitation, the fees of any accountant, broker or financial advisor retained by such Member).

        Section 12.18 COUNTERPARTS. This Operating Agreement may be executed in counterparts (and by facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have caused their authorized representatives to execute this Operating Agreement as of the date first above written.

                                    E-SYNC NETWORKS, LLC

                                    By:  CRC Management Services, Inc.
                                    Its: General Manager


                                         By: /s/ Joshua Wurzburger
                                             -----------------------------------
                                         Name: Joshua Wurzburger
                                         Title: President


                                    CRC, INC.


                                    By: /s/ Joshua Wurzburger
                                        ----------------------------------------
                                    Name: Joshua Wurzburger
                                    Title: President


                                    E-SYNC NETWORKS, INC.


                                    By: /s/ Michael A. Clark
                                        ----------------------------------------
                                    Name: Michael A. Clark
                                    Title: President and Chief Operating Officer



                     Signature Page to Operating Agreement

                                   SCHEDULE A

            MEMBERS; MEMBERSHIP INTERESTS; AGREED VALUES OF COMPANY
                            ASSETS; CAPITAL ACCOUNTS


           MEMBER NAME                                                            MEMBERSHIP
        AND NOTICE ADDRESS                        MEMBER'S COUNSEL                 INTEREST
        ------------------                        ----------------                ----------
CRC, INC.                                Kramer Levin Naftalis & Frankel LLP          49%
1290 Avenue of the Americas,             919 Third Avenue
39th Floor                               New York, New York 10022
New York, New York 10104                 Attn: Ely D. Tendler, Esq.
Attn: Chief Executive Officer            Tel: (212) 715-9100
Tel: (212) 906-1000                      Fax: 212-715-8000
Fax: (212) 906-9500                      e-Mail: etendler@kramerlevin.com
e-Mail: jw@crcnyc.com and
ealtman@crcnyc.com

E-SYNC NETWORKS, INC.                    Finn Dixon & Herling LLP                     51%
c/o Michael A. Clark                     One Landmark Square, Suite 1400
20 Hill Street                           Stamford, Connecticut 06901-2689
Millford, Connecticut 06460              Attn: David I. Albin, Esq.
Attn: President and Chief Operating      Tel: (203) 325-5000
Officer                                  Fax: (203) 348-5777
Tel: (203) 601-3600                      e-Mail: dalbin@fdh.com
Fax: (203) 601-3151
e-Mail:


                         AGREED VALUES OF COMPANY ASSETS

                                Total: $3,523,087


                         CAPITAL ACCOUNTS OF THE MEMBERS

                             CRC:  $1,726,313
                             ESNI: $1,796,774